UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

MRI Interventions, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing party:

(4)	Date filed:

MRI Interventions, Inc.

5 Musick

Irvine, California 92618

April 17, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MRI Interventions, Inc. to be held on Thursday, June 4, 2015 at 9:00 a.m., Pacific Time, at the Fairmont Newport Beach, 4500 MacArthur Blvd., Newport Beach, California 92660.

With this letter, we have enclosed a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card. These materials provide further information about our Annual Meeting. If you would like another copy of the Annual Report, please send your request to MRI Interventions, Inc., Attn: Investor Relations, 5 Musick, Irvine, California 92618, and one will be mailed to you. It is also available on the Internet at www.cstproxy.com/mriinterventions/2015.

At this year’s Annual Meeting, the agenda includes: (1) the election of the nine directors named in the accompanying Proxy Statement; (2) a proposal to ratify the appointment of our independent registered public accounting firm; (3) a proposal to approve an amendment to our certificate of incorporation to increase the authorized number of shares of common stock to 200,000,000 shares; and (4) a proposal to approve our Amended and Restated 2013 Incentive Compensation Plan. The Board of Directors recommends that you vote FOR election of the nominees for directors, FOR ratification of the appointment of the independent registered public accounting firm, FOR approval of the amendment to our certificate of incorporation, and FOR approval of our Amended and Restated 2013 Incentive Compensation Plan. Executive officers of the company will be present at the Annual Meeting to answer appropriate questions you may have.

It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed Proxy Card and return it promptly in the enclosed postage-paid envelope to ensure your shares will be represented. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person. Also, registered and most beneficial stockholders may vote by telephone or through the Internet. Instructions for using these convenient services are explained on the enclosed Proxy Card. Your vote is very important. We urge you to vote your proxy as soon as possible.

We look forward to seeing you at the Annual Meeting.

Very truly yours,

Francis P. Grillo
Chief Executive Officer and President

YOUR VOTE IS IMPORTANT

Please mark, sign and date your Proxy Card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. Registered and most beneficial stockholders may also vote via telephone or through the Internet.

MRI Interventions, Inc.

5 Musick

Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2015

The regular Annual Meeting of Stockholders of MRI Interventions, Inc. will be held on Thursday, June 4, 2015 at 9:00 a.m., Pacific Time, at the Fairmont Newport Beach, 4500 MacArthur Blvd., Newport Beach, California 92660, for the following purposes:

1.	Election of our Directors. To elect nine directors named in the accompanying Proxy Statement to serve until the 2016 Annual Meeting of Stockholders;

2.	Ratification of our Auditors. To ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.

Approval of an Amendment to our Certificate of Incorporation. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares;

4.	Approval of our Amended and Restated 2013 Incentive Compensation Plan. To approve our Amended and Restated 2013 Incentive Compensation Plan; and

5.	Other Business. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS.

Only those stockholders of record at the close of business on April 8, 2015 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that day, 74,880,011 shares of common stock were outstanding. Each share entitles the holder to one vote.

The accompanying Proxy Statement is being sent, beginning approximately April 23, 2015, to all stockholders of record at the close of business on April 8, 2015, the record date fixed by our Board of Directors.  We have enclosed a copy of our Annual Report with the accompanying Proxy Statement. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report is not incorporated into, and should not be deemed part of, the accompanying Proxy Statement.

By Order of the Board of Directors,

Oscar L. Thomas
Vice President, Business Affairs and Secretary

TABLE OF CONTENTS

Page No.

General Information	1

Voting Matters	3

Proposal 1 — Election of Directors	8

Governance of the Company	13

Director Compensation	19

Proposal 2 — Ratification of the Appointment of our Independent Registered Public Accounting Firm	21

Report of the Audit Committee of the Board	23

Proposal 3 — Approval of Increase to the Number of Authorized Shares of Common Stock	24

Proposal 4 — Approval of Amended and Restated 2013 Incentive Compensation Plan	27

Executive Officers	32

Executive Compensation	34

Equity Compensation Plan Information	38

Benefit Plans	39

Certain Relationships and Related Transactions	41

Security Ownership of Certain Beneficial Owners and Management	43

Section 16(a) Beneficial Ownership Reporting Compliance	44

Stockholder Proposals for 2016 Annual Meeting	44

Annual Report and Financial Information	45

Other Business	45

Appendix A – Certificate of Amendment	A-1

Appendix B – Amended and Restated 2013 Incentive Compensation Plan	B-1

MRI Interventions, Inc.

5 Musick

Irvine, California 92618

Proxy Statement for Annual Meeting of Stockholders

Important notice regarding the availability of proxy materials for the stockholders meeting to be held on THURSDAY, JUNE 4, 2015:

this proxy statement, THE proxy card and OUR 2014 annual report ON

FORM 10-K are ALSO available ON THE internet at WWW.CSTPROXY.COM/MRIINTERVENTIONS/2015.

GENERAL INFORMATION

What is this document?

This document is the Proxy Statement of MRI Interventions, Inc. for the 2015 Annual Meeting of Stockholders, or the “Annual Meeting,” to be held at 9:00 a.m., Pacific Time, on Thursday, June 4, 2015. This document and the enclosed Proxy Card are first being mailed or given to stockholders on or about April 23, 2015.

We refer to MRI Interventions, Inc. throughout this document as “we,” “us” or the “Company.”

What is the date and time of the Annual Meeting?

The Annual Meeting is scheduled to be held on Thursday, June 4, 2015, at 9:00 a.m. Pacific Time.

Where will the Annual Meeting be held?

The Annual Meeting is being held at the Fairmont Newport Beach, 4500 MacArthur Blvd., Newport Beach, California 92660.

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement because you were one of our stockholders of record on April 8, 2015, the record date for the Annual Meeting. We are sending this Proxy Statement and the form of Proxy Card to solicit your proxy to vote upon certain matters at the Annual Meeting.

What is a proxy?

It is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as your proxy is also called a proxy or a Proxy Card.

Who is paying the costs to prepare this Proxy Statement and solicit my proxy?

We will pay all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and the form of Proxy Card.

Who is soliciting my proxy, and will anyone be compensated to solicit my proxy?

Your proxy is being solicited by and on behalf of our Board of Directors, or our “Board.” We have retained Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to aid in the solicitation of proxy materials for an estimated fee of $9,000 plus expenses. In addition to solicitation by use of the mails, proxies may be solicited by our officers and employees in person or by telephone, electronic mail, facsimile transmission or other means of communication. Our officers and employees will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.

What is MRI Interventions, Inc., and where is it located?

We are a medical device company that develops and commercializes innovative platforms for performing minimally invasive surgical procedures under direct, intra-procedural magnetic resonance imaging, or “MRI,” guidance. We have two product platforms. Our ClearPoint system, which is in commercial use, is used to perform minimally invasive surgical procedures in the brain. We anticipate that the ClearTrace system, which is still in development, will be used to perform minimally invasive surgical procedures in the heart. Both systems utilize intra-procedural MRI to guide the procedures and are designed to work in a hospital’s existing MRI suite. Our principal executive office is located at 5 Musick, Irvine, California 92618, and we also conduct our principal operations, including component processing, final assembly, packaging and distribution activities for our ClearPoint system, at that facility.

Where is our common stock traded?

Our common stock is traded in the over-the-counter market and is quoted on OTC Markets and the OTC Bulletin Board under the symbol “MRIC.”

Will the Company’s directors be in attendance at the Annual Meeting?

The Company encourages, but does not require, its directors to attend annual meetings of stockholders, recognizing that from time to time scheduling conflicts may occur that will prevent a director from attending. We expect that some of our Board members will attend the Annual Meeting, if possible.

VOTING MATTERS

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 8, 2015, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. A list of our stockholders will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, at our principal executive office for a period of ten days prior to the Annual Meeting. On April 8, 2015, we had 74,880,011 shares of common stock outstanding.

Stockholders of Record: Shares Registered in Your Name. If at the close of business on April 8, 2015 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed Proxy Card or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If at the close of business on April 8, 2015 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on and what does the Board recommend?

You will be asked to vote on the following four items:		Our Board recommends that you vote:
o	To elect the nine nominees named herein to serve on our Board of Directors until the 2016 Annual Meeting of Stockholders;	o	“FOR” the election of each of the nine nominees named herein to serve on our Board of Directors;

o	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;	o	“FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

o	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares; and	o

“FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares; and

o	To approve our Amended and Restated 2013 Incentive Compensation Plan.	o	“FOR” the approval of our Amended and Restated 2013 Incentive Compensation Plan.

May other matters be raised at the Annual Meeting? How will the meeting be conducted?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the four matters described above. Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to the Company by the stockholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

The Chairman of the Board, or the “Chairman,” has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

Do any of the proposals entitle me to a dissenter’s right of appraisal?

Our stockholders are not entitled to dissenters’ rights in connection with any of the proposals to be voted on at the Annual Meeting. Furthermore, we do not intend to independently provide our stockholders with any such rights.

How do I vote?

For Proposal 1, you may either vote “FOR” each nominee named herein to serve on the Board or you may withhold your vote for any nominee that you specify. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST,” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed Proxy Card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

●

To vote using the enclosed Proxy Card, simply complete, sign and date the enclosed Proxy Card and return it promptly in the postage-paid envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares as you direct.

●

To vote over the telephone, call the toll-free number (for residents of the United States) listed on your Proxy Card and follow the instructions provided by the recorded message. Your vote must be received by 7:00 p.m. Eastern Time on June 3, 2015 to be counted.

●

You can choose to vote your shares at any time using the Internet site identified on your Proxy Card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. We have designed our Internet voting procedures to authenticate your identity by use of a unique control number found on the enclosed Proxy Card. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offers access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you. We do not charge any separate fees for access to the Internet voting site. Your vote must be received by 7:00 p.m. Eastern Time on June 3, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Proxy Card and voting instructions with these proxy materials from that organization, rather than from the Company. Simply complete and mail the Proxy Card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What if I return a Proxy Card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated Proxy Card without marking any voting selections, your shares will be voted as follows:

●	“FOR” the election of each of the nine nominees named herein to serve on the Board of Directors;

●	“FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

●

“FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares; and

●	“FOR” the approval of our Amended and Restated 2013 Incentive Compensation Plan.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares as recommended by our Board or, if no recommendation is given, will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee and you do not provide that organization with voting instructions, that organization will determine if it has the discretionary authority to vote on the particular matter. On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. We believe Proposal 2, the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm, and Proposal 3, approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, are considered routine matters for this purpose. However, Proposal 1, the election of directors, and Proposal 4, approval of our Amended and Restated 2013 Incentive Compensation Plan, are not considered to be routine matters. Your broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, we expect broker non-votes on Proposals 1 and 4. Accordingly, if you own shares through your broker, bank or other nominee, please be sure to instruct that organization how to vote to ensure that your vote is counted on all of the proposals.

Can I change my mind and revoke my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

●	You may submit another properly completed proxy bearing a later date;

●	You may send a written notice that you are revoking your proxy to MRI Interventions, Inc., Attn: Investor Relations, 5 Musick, Irvine, California 92618; or

●

You may attend the Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by that organization to revoke your proxy.

What if I receive more than one Proxy Card?

Multiple Proxy Cards mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004, and it can be reached at (212) 509-4000.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “WITHHOLD” votes and broker non-votes with respect to Proposal 1, and “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to Proposals 2, 3 and 4. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and entitled to vote and will have the same effect as “AGAINST” votes on Proposals 2, 3 and 4. Although broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares present in person or represented by proxy and entitled to vote with respect to a particular proposal. Therefore, a broker non-vote will not affect the outcome of the vote on Proposals 1, 2 and 4. Broker non-votes will, however, have the same effect as an “AGAINST” vote on Proposal 3.

What is the vote required for each proposal?

●	For Proposal 1, the election of directors, the nine nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected to serve on our Board.

●

To be approved, Proposal 2, the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, must receive a “FOR” vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. However, the Audit Committee is not bound by a vote either for or against the firm. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future.

●

To be approved, Proposal 3, the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares, must receive a “FOR” vote from at least a majority of the outstanding shares of our common stock.

●

To be approved, Proposal 4, the approval of our Amended and Restated 2013 Incentive Compensation Plan, must receive a “FOR” vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On April 8, 2015, the record date, there were 74,880,011 shares outstanding and entitled to vote. Thus, at least 37,440,006 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, either the Chairman of the meeting or a majority of the votes present in person or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results are expected to be published in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission, or the “SEC,” on or before the fourth business day following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days following the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

What is the structure of our Board?

Pursuant to Delaware law and our governing documents, the business and affairs of the Company are managed under the direction of our Board. The Board is the ultimate decision-making and oversight body of the Company, except with respect to matters reserved to the stockholders. The directors are charged with the responsibility of exercising their fiduciary duties to act in the best interest of the Company and our stockholders. The Board selects and oversees members of executive management who have the authority and responsibility for the conduct of the day-to-day operations of the business.

The number of directors that constitutes our Board is fixed from time to time by a resolution adopted by the affirmative vote of a majority of the authorized number of directors at any regular or special meeting of the Board. On an annual basis, the Corporate Governance and Nominating Committee will consider the size and composition of the Board and report to the Board the results of its review and any recommendations for change. Currently, our Board is fixed at nine directors. Our directors stand for election at each annual meeting of the stockholders and serve on our Board until the next annual meeting of the stockholders and until a successor has been duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

How are nominees evaluated? What are the minimum qualifications?

The Corporate Governance and Nominating Committee is responsible for recommending to the Board the type of skills and qualifications required of directors, based on the needs of the Company from time to time. In evaluating candidates for director, the Corporate Governance and Nominating Committee may consider several factors, including relevant experience, education, independence, commitment, prominence and understanding of the Company’s business, as well as any other factors it deems relevant. The Board will nominate individuals to serve on our Board only from director candidates screened and approved by the Corporate Governance and Nominating Committee and recommended to the Board.

The directors’ experiences, qualifications and skills that the Corporate Governance and Nominating Committee considered in their nomination are included in their individual biographies.

What role does diversity play in the selection of members of our Board?

In evaluating potential candidates for Board membership, the Corporate Governance and Nominating Committee considers, among other things, relevant experience, education, independence and commitment. While the Board does not have a formal policy with respect to diversity, the Board believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. Our Board believes that diversity is important because various points of view contribute to a more effective, engaged Board and a better decision-making process.

How has the composition of the Board changed since January 1, 2014?

The composition of our Board has changed since January 1, 2014. On March 10, 2014, Paul A. Bottomley elected to step down from the Board in order to allow a new director candidate, Timothy T. Richards, who has extensive management and operations experience in the medical device industry, to serve as a member of the Board. Mr. Richards was appointed to the Board on March 10, 2014. On September 3, 2014, Michael A. Pietrangelo elected to step down from the Board in order to allow a new director candidate, Pascal E.R. Girin, who has extensive management and operations experience in the medical device industry, to serve as a member of the Board. Mr. Girin was appointed to the Board on September 3, 2014. On April 1, 2015, Michael J. Ryan elected to step down from the Board to allow Francis P. Grillo, our Chief Executive Officer, to serve as a member of the Board. The resignations of Dr. Bottomley and Messrs. Pietrangelo and Ryan were not the result of any disagreement with the Company, its management or its operations, policies or practices.

Who are the nominees this year?

Upon the recommendation of the Corporate Governance and Nominating Committee, our Board has nominated the following nine persons to serve as directors: Pascal E.R. Girin; Francis P. Grillo; Kimble L. Jenkins; Charles E. Koob; Philip A. Pizzo; Timothy T. Richards; Andrew K. Rooke; Maria Sainz; and John N. Spencer, Jr. If elected, each nominee identified above will serve on our Board until the 2016 Annual Meeting of Stockholders or until his or her earlier death, resignation or removal. We anticipate that each of these nominees will be available for election, but if a situation arises in which he or she is unavailable, the proxy will be voted in accordance with the best judgment of the named proxies unless directed otherwise.

What are the backgrounds and qualifications of this year's nominees?

Information about the following nine individuals nominated as directors is provided below.

Director Nominees	Age
Pascal E.R. Girin	55
Francis P. Grillo	52
Kimble L. Jenkins	53
Charles E. Koob	70
Philip A. Pizzo	70
Timothy T. Richards	57
Andrew K. Rooke	58
Maria Sainz	49
John N. Spencer, Jr.	74

Pascal E.R. Girin joined our Board in September 2014. Mr. Girin possesses over two decades of management and executive experience in the field of medical technology. Mr. Girin has served as Executive Vice President and Chief Operating Officer of Wright Medical Technology, Inc., a publicly-traded global medical device company, since November 2012. Prior to joining Wright Medical, Mr. Girin served as President and Chief Executive Officer of Keystone Dental Inc., an oral healthcare device company, from February 2011 to June 2012, at which time the company successfully merged with Southern Implants Inc. From October 2010 to February 2011, Mr. Girin served as Executive Vice President and Chief Operating Officer of Keystone Dental Inc. From July 2010 to September 2010, Mr. Girin served as Chief Operating Officer of ev3 Inc., a global medical device company, following its acquisition by a wholly owned subsidiary of Covidien Group S.a.r.l. Prior to that time, Mr. Girin served as Executive Vice President and Chief Operating Officer of ev3 Inc. from January 2010 to July 2010, as Executive Vice President and President, Worldwide Neurovascular and International of ev3 Neurovascular Inc. from July 2008 to January 2010, as Senior Vice President and President, International of ev3 International from July 2005 to July 2008, and as General Manager, Europe of ev3 Inc. from September 2003 to July 2005. From September 1998 to August 2003, Mr. Girin served in various capacities at BioScience Europe Baxter Healthcare Corporation, most recently as Vice President. Mr. Girin received an engineering education at the French Ecole des Mines. From November 2010 until November 2, 2012, Mr. Girin served as a director of Tornier, N.V., a publicly-traded global medical device company, as well as a member of its Nominating, Corporate Governance and Compliance Committee. With over two decades of experience as an executive and director in the medical device industry, both in the U.S. and in Europe, we believe Mr. Girin brings invaluable industry experience and leadership qualities to the Board, as well as insight into international markets.

Francis (Frank) P. Grillo joined our Board in April 2015. Mr. Grillo has served as Chief Executive Officer of the Company since January 2015, and he has served as President of the Company since October 2014. Prior to joining MRI Interventions, Mr. Grillo served as Vice President, Marketing and New Business Development of Intuitive Surgical, Inc., a publicly-traded medical technology company, since August 2008. Before joining Intuitive Surgical, Mr. Grillo worked for Kyphon Inc. from February 2006 to June 2008, most recently as Vice President, Marketing and Business Development. Kyphon was a publicly-traded medical technology company prior to its acquisition by Medtronic, Inc. in November 2007. Prior to Kyphon, from September 1996 to January 2006, Mr. Grillo held various positions at Boston Scientific Corporation, most recently as Vice President, Marketing, Women’s Health, Urology/Gynecology Division. As our Chief Executive Officer, and as a result of his substantial experience as an executive in medical device companies, we believe Mr. Grillo offers a unique understanding of our business and industry with a particular focus on driving adoption of new medical technologies.

Kimble L. Jenkins joined our Board in September 2002. Mr. Jenkins previously served as our President from January 2003 to October 2014, and as our Chief Executive Officer from September 2004 through December 2014. Mr. Jenkins served in those two positions on a part-time basis until May 2008, at which time he began serving as President and Chief Executive Officer on a full-time basis. Prior to May 2008, Mr. Jenkins was a Managing Director with the investment bank Morgan Keegan & Company, Inc., where he founded that firm’s Private Equity Group in 1998. Mr. Jenkins has over 20 years of experience building and working with growth stage companies. As our former Chief Executive Officer, we believe Mr. Jenkins’ perspective into our business and his institutional knowledge are invaluable resources for our Board.

Charles E. Koob joined our Board in August 2008. From 1970 to 2008, Mr. Koob practiced competition, trade regulation and antitrust law at the law firm of Simpson Thacher & Bartlett and served as the co-head of the firm’s litigation department for a portion of his tenure. For much of his career, Mr. Koob served as a strategic advisor for the boards of directors of many public companies. Mr. Koob presently serves on the board of directors of MiMedx Group, Inc., a publicly-traded biomedical products company, DemeRx, Inc., a privately held biotechnology company, and Stanford Hospital & Clinics, the major teaching hospital for Stanford University and its School of Medicine. As a byproduct of Mr. Koob’s sophisticated former legal practice representing publicly-traded and privately held businesses, we believe Mr. Koob offers expertise in the areas of corporate governance and organizational and strategic leadership.

Philip A. Pizzo joined our Board in April 2013. Dr. Pizzo served as Dean of the Stanford School of Medicine from April 2001 to December 1, 2012, where he was also the Carl and Elizabeth Naumann Professor of Pediatrics and of Microbiology and Immunology. Dr. Pizzo has devoted much of his distinguished medical career to the diagnosis, management, prevention and treatment of childhood cancers and the infectious complications that occur in children whose immune systems are compromised by cancer and AIDS. He has also been a leader in academic medicine, championing programs and policies to improve the future of science, education and healthcare in the United States and beyond. Before joining Stanford, Dr. Pizzo was the physician-in-chief of Children’s Hospital in Boston and chair of the Department of Pediatrics at Harvard Medical School from 1996 to 2001. He is the author of more than 500 scientific articles and 16 books and monographs. Dr. Pizzo presently serves on the board of directors, or the equivalent governing body, of the University of Rochester, a private university, and Koc University, a private university located in Istanbul, Turkey. We believe Dr. Pizzo offers a deep understanding of medical sciences and innovation, as well as physicians and other healthcare providers who are central to the use of our products.

Timothy T. Richards joined our Board in March 2014. Since October 2012, Mr. Richards has served as the Senior Vice President, Commercial Operations for Seventh Sense BioSystems, Inc., a venture capital-backed start-up with a focus on point-of-care diagnostic testing, where he was recruited to build and develop the company’s business development and commercial organization. Prior to joining Seventh Sense BioSystems, from October 2011 through August 2012, Mr. Richards served as President of Facet Technologies, LLC, a privately-held supplier to major diagnostic companies, where he led the company’s manufacturing and supply chain platform. From November 2008 until May 2010, Mr. Richards held executive-level positions within the Covidien organization, first as U.S. President of the Patient Care & Safety Products business unit, and subsequently as President of VNUS Medical Technologies following its acquisition by Covidien in 2009. From October 2003 through October 2008, Mr. Richards served as Senior Vice President, Chief Marketing Officer and a member of the Executive Board of B. Braun Medical Inc., a leader in infusion therapy and pain management. Before joining B. Braun Medical, he held a number of progressive leadership positions throughout the United States and Asia with Becton Dickinson and Company. We believe Mr. Richards brings to the Board extensive leadership experience and expertise in business development, commercial operations and management, and strategy in the medical device field.

Andrew K. Rooke joined our Board in July 2011. Mr. Rooke owns and manages Rooke Fiduciary Management, a private trust company, which specializes in the investment management of publicly held securities and the oversight of a multitude of trust investments. Mr. Rooke is also President and a director of Withington Foundation, a private foundation. Over the years, he has acquired, managed and sold a number of private companies as well as commercial real estate properties. Mr. Rooke was also previously employed by the former securities firm Kidder, Peabody & Co. With significant experience in financing, analyzing, investing in and managing investments in public and private companies, we believe Mr. Rooke offers substantial expertise in strategic and financial matters.

Maria Sainz joined our Board in January 2014. Since April 2012, Ms. Sainz has served as President and Chief Executive Officer of CardioKinetix, Inc., a privately-held medical device company based in Menlo Park, California that is pioneering a catheter-based treatment for heart failure. Beginning in April 2008, she served as President and Chief Executive Officer of Concentric Medical, Inc., a privately-held medical device company focused on developing endovascular devices for revascularizing stroke patients. Ms. Sainz held that position until October 2011, when Concentric Medical was acquired by Stryker Corporation, at which time she was named General Manager of the Stryker Neurovascular business unit, a position she held until April 2012. Prior to Concentric Medical, as an advisor to Boston Scientific Corporation’s Chief Operating Officer, Ms. Sainz led integration activities following Boston Scientific’s acquisition of Guidant Corporation. From February 2003 through June 2006, she served as President of Guidant Corporation’s Cardiac Surgery Division, during which time she successfully grew the multi-therapy division’s revenue from $90 million to $176 million. Prior to that, from January 2001 through February 2003, Ms. Sainz served as Vice President, Global Marketing for the Vascular Intervention Division of Guidant Corporation, where she was responsible for worldwide new product and market development activities. Ms. Sainz currently serves as a director of The Spectranetics Corporation, Orthofix International N.V. and Halyard Health, Inc., all publicly-traded medical device companies, as well as a director of CardioKinetix, Inc. With over two decades of experience as an executive and director in the medical device industry, both in the United States and in Europe, we believe Ms. Sainz brings invaluable industry experience and leadership qualities to the Board, as well as insight into international markets.

John N. Spencer, Jr. joined our Board in March 2010. Mr. Spencer is a certified public accountant and was a partner of Ernst & Young LLP where he spent more than 38 years until his retirement in 2000. Mr. Spencer serves on the board of directors of GeoVax Labs, Inc., a publicly-traded biotechnology company, and until April 2009, served on the board of directors of Firstwave Technologies, Inc., formerly a publicly-traded customer relationship management software company. In addition, he serves as a consultant to various companies, primarily relating to financial accounting and reporting matters. From November 2013 until February 2014, Mr. Spencer served as interim Chief Financial Officer of Applied Genetic Technologies Corporation, which is now a publicly-traded biotechnology company, while such company was in registration with the SEC. By virtue of his experience at Ernst & Young, where he was the partner in charge of its life sciences practice for the southeastern United States, together with his continuing expertise as a director of, and a consultant to, other publicly-traded and privately held companies, we believe Mr. Spencer offers expertise in accounting, finance and the medical device industry.

How are our directors compensated?

Board Fees

Directors who are our employees are not entitled to receive any fees for serving as directors. Directors who are not our employees receive the following Board and Committee fees:

Board of Directors:
Annual retainer per director	$15,000
Fee per meeting of the Board (in-person)	$1,000
Fee per meeting of the Board (telephonic)	$500

Audit Committee:
Annual retainer for chairperson	$8,000
Annual retainer for other members	$4,000
Fee per meeting	$0

Compensation Committee:
Annual retainer for chairperson	$6,000
Annual retainer for other members	$3,000
Fee per meeting	$0

Corporate Governance and Nominating Committee:
Annual retainer for chairperson	$6,000
Annual retainer for other members	$3,000
Fee per meeting	$0

The above retainers are paid in quarterly installments, in arrears.  Each director may elect to have the Company pay all or a portion of his or her fees in shares of our common stock, in lieu of cash, in accordance with the rules and procedures established from time to time by our Board.

We also reimburse each non-employee director for reasonable travel and other expenses in connection with attending Board meetings.

Stock Options

Upon an individual becoming a non-employee director for the first time, the new director will receive a stock option grant entitling him or her to purchase 45,000 shares of our common stock. Such options will vest in equal annual installments over three years.

Any individual who serves as a non-employee director on the day following an annual meeting of the Company’s stockholders will receive a stock option grant entitling him or her to purchase 20,000 shares of our common stock.  Such options will vest on the earlier of the first anniversary of the grant date or the day immediately preceding the next annual meeting of stockholders.

The exercise price of all options granted to directors will equal the “fair market value” of our common stock on the date of grant.

Are there stock ownership guidelines for directors?

We currently do not have any stock ownership guidelines. The Board expects each director to develop a meaningful ownership position in the Company over time but does not believe it is appropriate to specify the level of stock ownership for individual directors.

Are there any family relationships between our directors and our executive officers?

There are no family relationships between or among any of our directors and executive officers.

How many votes are needed to elect directors?

The nine nominees receiving the most “FOR” votes among votes properly cast in person or by proxy at the Annual Meeting will be elected to serve on our Board (assuming a quorum of a majority of the outstanding shares of common stock is present).

What does the Board recommend?

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IDENTIFIED ABOVE.

GOVERNANCE OF THE COMPANY

What is corporate governance and how do we implement it?

Corporate governance is a set of rules established by us to ensure that our directors, executive officers and employees conduct the Company’s business in a legal, impartial and ethical manner. Our Board has a strong commitment to sound and effective corporate governance practices. We are incorporated under the laws of the state of Delaware. We have not applied to list our securities on a national securities exchange which has requirements that a majority of our Board be independent. However, for purposes of determining independence, we have adopted the provisions of Nasdaq Marketplace Rule 5605. Our management and our Board have reviewed and continue to monitor our corporate governance practices in light of Delaware corporate law, U.S. federal securities laws and Nasdaq Marketplace Rule 5605.

What documents establish and implement our corporate governance practices?

We adopted the charters of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, Code of Business Conduct and Ethics, Guidelines on Governance Issues, Guidelines for Corporate Disclosure, Related Party Transactions Policy, Securities Trading Policy and Whistleblower Policy for the purpose of increasing transparency in our governance practices as well as promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, and promoting compliance with all applicable rules and regulations that apply to us and our officers and directors.

Our Code of Business Conduct and Ethics applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors on our website at www.mriinterventions.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Where can I access the Company’s corporate governance documents?

The charters of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, Code of Business Conduct and Ethics, Guidelines on Governance Issues, Guidelines for Corporate Disclosure, Related Party Transactions Policy, Securities Trading Policy and Whistleblower Policy may be accessed at the “Investors” tab of our website at www.mriinterventions.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. In addition, any stockholder or other interested party may request, without charge, a copy of the Company’s corporate governance documents by submitting a written request for any of such materials to MRI Interventions, Inc., Attn: Investor Relations, 5 Musick, Irvine, California 92618.

How often did our Board meet in 2014?

Our Board held seven meetings during 2014. Directors are expected to attend each meeting of our Board and each meeting of those Committees on which they serve. Andrew K. Rooke was unable to attend two of the seven meetings of our Board held in 2014 due to scheduling conflicts that could not be resolved. Otherwise, all directors attended 75% or more of the total number of meetings of the Board and those Committees on which they served during 2014. In addition to meetings, our Board and its Committees review and act upon matters through written consent procedures.

Our 2014 Annual Meeting of Stockholders was held on June 3, 2014, and eight members of our Board attended the 2014 Annual Meeting. We have a policy for attendance by members of our Board at our stockholder annual meetings that encourages directors, if practicable and time permitting, to attend our stockholder annual meetings. We expect that some of our Board members may attend the 2015 Annual Meeting of Stockholders, if possible.

Who are our independent directors?

We have not applied to list our securities on a national securities exchange which has requirements that a majority of our Board be independent. However, for purposes of determining director independence, we have adopted the provisions of the Nasdaq Marketplace Rules. Our Board undertook a review of the composition of our Board and its Committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Dr. Pizzo, Ms. Sainz or Messrs. Girin, Koob, Richards or Spencer, representing six of our nine directors who are nominated for re-election at the Annual Meeting, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Furthermore, our Board previously determined that Paul A. Bottomley and Michael A. Pietrangelo, who served on our Board during 2014 until their resignations in March 2014 and September 2014, respectively, and Michael J. Ryan, who served on our Board throughout 2014 and until his resignation in April 2015, were “independent” directors under the Nasdaq Marketplace Rules during such periods of time. In making such determinations, our Board considered the relationships that each such director has with us and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each director.

What is the leadership structure of the Board, and why is it appropriate for the Company?

Mr. Jenkins presently serves as the Chairman of the Board. Although Mr. Grillo currently serves as our Chief Executive Officer, Mr. Jenkins served as our Chief Executive Officer throughout 2014. Our Board does not have a fixed policy as to whether the role of the Chief Executive Officer and Chairman of the Board should be separate. When the Chairman of the Board is not “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Marketplace Rules, the Chairman of the Corporate Governance and Nominating Committee, who is an independent director, acts ex officio as the Lead Independent Director of the Board, with the responsibility for coordinating the activities of the other independent directors and for performing the duties specified in our Guidelines on Governance Issues and such other duties as are assigned from time to time by the Board.

The Lead Independent Director has broad responsibility and authority, including, without limitation, to:

●	serve as the principal liaison on Board-wide issues between the independent members of the Board and the Chairman of the Board;

●	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board; and

●	call meetings of the independent members of the Board.

Mr. Koob, as the Chairman of the Corporate Governance and Nominating Committee, served as the Lead Independent Director during 2014.

Our Board has determined that the current separation of Chairman of the Board and Chief Executive Officer is the most appropriate structure at this time as it provides an effective balance between oversight of management and day-to-day leadership. As our former Chief Executive Officer, Mr. Jenkins has considerable experience in the medical device industry and extensive knowledge about the Company and its operations, which is advantageous in leading the Board in the performance of its duties while allowing Mr. Grillo to execute the Company’s strategic plan and provide day-to-day leadership. The Board may, at a future date, combine the Chairman of the Board and Chief Executive Officer roles if the Board determines that such a leadership structure would be more beneficial. As noted above and in light of Mr. Jenkins’ former role as our Chief Executive Officer, the Chairman of the Corporate Governance and Nominating Committee will remain our Lead Independent Director.

What role does our Board play in the oversight of risk management?

Our Board implements its risk oversight function both as a whole and through its Committees.  Our Board and the Committees to which it has delegated responsibility conduct risk assessments and discuss identified risks and how to eliminate or mitigate such risks.

Our Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below. All Committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.

Board/Committee	Primary Areas of Risk Oversight
Full Board

Strategic, financial and execution risks associated with annual operating and long-term strategic plans, major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee	Risks relating to our financial statements, financial reporting process, accounting and legal matters.

Compensation Committee	Risks related to our compensation structure and benefits plan administration.

Corporate Governance and Nominating Committee	Risks relating to our corporate governance policies and programs and succession planning.

While our Board and its Committees oversee our risk management, our management is responsible for day-to-day risk management. Management communicates with our Board and its Committees on any material risks and how they are being managed.

How can you communicate with our Board?

Stockholders and other interested parties may send communications to our Board or any Committee of the Board by writing to the Board or the Committee, c/o MRI Interventions, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618. The corporate Secretary will distribute all stockholder and other interested party communications to the intended recipients and/or distribute to the entire Board, as appropriate.

In addition, stockholders and other interested parties may also contact the Lead Independent Director or the non-management directors as a group by writing to the Lead Independent Director, c/o MRI Interventions, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618. The corporate Secretary will forward all stockholder and other interested party communications to the Lead Independent Director who will review and, if addressed to the non-management directors, distribute all stockholder and other interested party communications to the non-management directors as a group.

What are our complaint procedures?

Complaints and concerns about our accounting, internal accounting controls or auditing matters may be submitted to MRI Interventions, Inc., Attention: Compliance Officer, 5 Musick, Irvine, California 92618. Alternatively, complaints and concerns about our accounting, internal accounting controls or auditing matters may be submitted, confidentially and anonymously, by calling our Whistleblower Hotline at (877) 778-5463 or by using our confidential web-based service at www.reportit.net.

What committees have been established by our Board?

Our Board currently has three standing Committees: the Audit Committee; the Compensation Committee; and the Corporate Governance and Nominating Committee.

What are the responsibilities of the Audit Committee?

Our Audit Committee currently consists of Messrs. Girin, Koob and Spencer. Mr. Spencer serves as the Chairman of the Audit Committee. The functions of the Audit Committee include:

●

overseeing the audit and other services of our independent registered public accounting firm and being directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, who will report directly to the Audit Committee;

●	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

●	overseeing compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as required;

●	reviewing our annual and quarterly financial statements and reports and discussing the financial statements and reports with our independent registered public accounting firm and management;

●	reviewing and approving all related person transactions pursuant to our Related Party Transactions Policy;

●

reviewing with our independent registered public accounting firm and management significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal control over financial reporting, accounting or auditing matters; and

●	preparing the Audit Committee report for inclusion in our proxy statement for our annual meeting.

Our Board has determined that, at this time, Mr. Spencer and Mr. Koob are audit committee financial experts within the meaning of SEC rules. Furthermore, our Board has determined that all the members of the Audit Committee satisfy the independence, experience and other requirements established by the Nasdaq Marketplace Rules, which were adopted by the Company. Messrs. Pietrangelo and Ryan, who resigned from our Board in September 2014 and April 2015, respectively, also satisfied the independence, experience and other requirements established by the Nasdaq Marketplace Rules during 2014 when they served as members of our Audit Committee. Our Audit Committee met five times during 2014. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee. A copy of the charter for our Audit Committee is posted on our website at www.mriinterventions.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

What are the responsibilities of the Compensation Committee?

Our Compensation Committee currently consists of Messrs. Richards and Spencer and Dr. Pizzo. Mr. Richards serves as the Chairman of our Compensation Committee. The functions of the Compensation Committee include:

●

determining the compensation and other terms of employment of our Chief Executive Officer and other executive officers and reviewing and approving our performance goals and objectives relevant to such compensation;

●	administering and implementing our incentive compensation plans and equity-based plans, including approving option grants, restricted stock awards and other equity-based awards;

●

evaluating and recommending to our Board the equity incentive compensation plans, equity-based plans and similar programs advisable for us, as well as modifications or terminations of our existing plans and programs;

●

reviewing and approving the terms of any employment-related agreements, severance arrangements, change-in-control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, with our Chief Executive Officer and other executive officers;

●

to the extent required, reviewing and discussing the Compensation Discussion & Analysis for our annual report and proxy statement with management and determining whether to recommend to our Board the inclusion of the Compensation Discussion & Analysis in the annual report and proxy statement; and

●	to the extent required, preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.

Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code.” Furthermore, our Board has determined that Messrs. Richards and Spencer and Dr. Pizzo each satisfy the independence standards for compensation committees established by the Nasdaq Marketplace Rules. Mr. Pietrangelo, who resigned from our Board in September 2014, also qualified as a non-employee director and an outside director and satisfied the independence standards under the Nasdaq Marketplace Rules during 2014 when he served as a member of our Compensation Committee. Likewise, Mr. Koob, who served as a member of the Compensation Committee until February 2014, also qualified as a non-employee director and an outside director and satisfied the independence standards under the Nasdaq Marketplace Rules during 2014. Our Compensation Committee met five times during 2014. A copy of the charter for our Compensation Committee is posted on our website at www.mriinterventions.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

With respect to director compensation, our Compensation Committee is responsible for reviewing the compensation paid to members of the Board and recommending modifications to Board compensation that the Compensation Committee determines are appropriate and advisable to the Board for its approval from time to time. In this regard, the Compensation Committee may request that management report to the Compensation Committee periodically on the status of the Board’s compensation in relation to other similarly situated companies.

In determining compensation for our executive officers, the Compensation Committee typically considers, but is not required to accept, the recommendations of our Chief Executive Officer regarding the performance and proposed base salary and bonus and equity awards for the other executive officers, as well as himself. The Compensation Committee may also request the assistance of our Chief Financial Officer in evaluating the financial, accounting and tax implications of various compensation awards paid to the executive officers. However, our Chief Financial Officer does not determine the amounts or types of compensation paid to the executive officers. Our Chief Executive Officer and certain of our other executive officers may attend Compensation Committee meetings, as requested by the Compensation Committee. None of our executive officers, including our Chief Executive Officer, attend any portion of the Compensation Committee meetings during which his or her compensation is established and approved.

During 2014, neither the Company nor the Compensation Committee retained any compensation consultant to advise the Compensation Committee on executive and/or director compensation. Rather, the Compensation Committee and our Chief Executive Officer applied subjective discretion to make compensation decisions. They did not use a specific formula or matrix to set compensation in relation to compensation paid by other medical device companies. Our Compensation Committee designed our executive compensation program based on the Compensation Committee’s general knowledge of compensation practices and the application of such knowledge to attract and retain our executive officers. During 2014, the Compensation Committee did not perform reviews of our compensation programs with those of similarly-situated companies, nor did it engage in benchmarking of compensation paid to our executive officers. Our historical approach has been to consider compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. This has enabled us to respond to dynamics in the labor market and provided us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future. However, we expect to build some of these objective practices into our compensation approach over time.

What are the responsibilities of the Corporate Governance and Nominating Committee?

Our Corporate Governance and Nominating Committee currently consists of Mr. Koob, Dr. Pizzo and Ms. Sainz. Mr. Koob serves as the Chairman of our Corporate Governance and Nominating Committee. The functions of the Corporate Governance and Nominating Committee include:

●	evaluating director performance on the Board and applicable Committees of the Board;

●	interviewing, evaluating, nominating and recommending individuals for membership on our Board;

●	evaluating nominations by stockholders of candidates for election to our Board;

●	reviewing and recommending to our Board any amendments to our corporate governance documents; and

●	making recommendations to the Board regarding management succession planning.

Our Board has determined that Mr. Koob, Dr. Pizzo and Ms. Sainz each satisfy the independence standards for corporate governance and nominating committees established by the Nasdaq Marketplace Rules. Due to a warrant issued to Mr. Rooke in recognition of his long-standing support of the Company, the Board determined that Mr. Rooke was not independent under the Nasdaq Marketplace Rules, and as such, Mr. Rooke did not continue to serve as a member of our Corporate Governance and Nominating Committee after the committee was reconstituted in February 2014. The Corporate Governance and Nominating Committee met one time during 2014. A copy of the charter for our Corporate Governance and Nominating Committee is posted on our website at www.mriinterventions.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

When evaluating director candidates, the Corporate Governance and Nominating Committee may consider several factors, including relevant experience, independence, commitment, prominence and understanding of the Company’s business, as well as any other factors the Corporate Governance and Nominating Committee deems relevant at the time. The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to any person it believes should be nominated by our Board, and our Board determines the nominees after considering the recommendation and report of the Corporate Governance and Nominating Committee. During 2014, the Corporate Governance and Nominating Committee did not engage any third party to assist it in identifying or evaluating nominees for election to our Board.

Any director or executive officer of the Company may recommend a candidate to the Corporate Governance and Nominating Committee for its consideration. The Corporate Governance and Nominating Committee will also consider nominees to our Board recommended by stockholders if stockholders comply with the advance notice requirements in our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver timely written notice to our corporate Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act and certain other information, including: the name and address of the stockholder delivering the notice as it appears on the Company’s books; the class and number of shares owned beneficially and of record by such stockholder; information about derivative instruments beneficially owned by such stockholder and any opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of our stock; any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of our stock; any short interest in any of our securities held by such stockholder; any rights to dividends on shares of our stock owned beneficially or of record by such stockholder that are separated or separable from the underlying shares of stock; any proportionate interest in shares of our stock or derivative instruments held by a general or limited partnership in which such stockholder is, or owns a beneficial interest in, the general partner; any performance-related fees that such stockholder is entitled to based on the value of our securities; any arrangement or understanding between such stockholder and the proposed nominee; and whether such stockholder intends to deliver a solicitation notice, as more fully described in our bylaws. The foregoing summary does not include all requirements a stockholder must satisfy in order to nominate a candidate to the Board. Stockholders who wish to recommend a nominee to our Board should carefully read our bylaws, which are available at the “Investors” tab of our website at www.mriinterventions.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Stockholder nominations must be submitted in accordance with the deadlines set forth under the caption “STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING” located on page 44 of this Proxy Statement. Stockholder nominations should be sent to MRI Interventions, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618.

Director Compensation

The following table and accompanying footnotes set forth information with respect to the compensation of our non-employee directors in 2014.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Paul A. Bottomley(2)	$4,333		$-		$-	$4,333
Pascal E.R. Girin(3)	6,391	(4)	22,185	(5)	-	28,576
Charles E. Koob	29,367	(6)	7,686	(7)	-	37,053
Michael A. Pietrangelo(8)	18,304	(9)	7,686	(7)	-	25,990
Philip A. Pizzo	25,000	(10)	7,686	(7)	-	32,686
Timothy T. Richards(11)	18,167	(12)	37,841	(13)	-	56,008
Andrew K. Rooke	18,900	(14)	7,686	(7)	-	26,586
Michael J. Ryan(15)	19,804	(16)	7,686	(7)	-	27,490
Maria Sainz	21,600	(17)	40,991	(18)	-	62,591
John N. Spencer, Jr.	30,100	(19)	7,686	(7)	-	37,786

(1)

These amounts do not represent cash compensation paid to the named individuals. These non-cash amounts represent the aggregate grant date fair value of stock option awards as computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification, or “ASC,” Topic 718. For a discussion of the assumptions made in the valuation of the awards, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Policies and Significant Judgments and Estimates–Share-based Compensation” of our Annual Report on Form 10-K for the year ended December 31, 2014, and Note 2 to the audited financial statements included therein.

(2)

Dr. Bottomley resigned as a director of the Company in March 2014. Dr. Bottomley elected to step down from our Board of Directors to allow Mr. Richards to serve on the Board. Dr. Bottomley’s resignation was not the result of any disagreement with us, our management or our operations, policies or practices.

(3)	Mr. Girin joined the Board of Directors in September 2014.
(4)	Under our Non-Employee Director Compensation Plan, Mr. Girin elected to receive 6,844 shares of our common stock in lieu cash fees totaling $6,391.
(5)

Represents the grant date fair value of a stock option to purchase 45,000 shares of our common stock at an exercise price of $0.97 per share, which option was granted to Mr. Girin when he became a director in September 2014.

(6)	Under our Non-Employee Director Compensation Plan, Mr. Koob elected to receive 27,553 shares of our common stock in lieu cash fees totaling $29,367. Charles E. Koob
(7)

Represents the grant date fair value of a stock option grant following our 2014 Annual Meeting of Stockholders, which entitles the director to purchase 20,000 shares of our common stock at an exercise price of $0.80 per share.

(8)

Mr. Pietrangelo resigned as a director of the Company in September 2014. Mr. Pietrangelo elected to step down from our Board of Directors to allow Mr. Girin to serve on the Board. Mr. Pietrangelo’s resignation was not the result of any disagreement with us, our management or our operations, policies or practices.

(9)	Under our Non-Employee Director Compensation Plan, Mr. Pietrangelo elected to receive 16,043 shares of our common stock in lieu cash fees totaling $18,304.
(10)	Under our Non-Employee Director Compensation Plan, Dr. Pizzo elected to receive 15,547 shares of our common stock in lieu cash fees totaling $16,667.
(11)	Mr. Richards joined the Board of Directors in March 2014.
(12)	Under our Non-Employee Director Compensation Plan, Mr. Richards elected to receive 11,816 shares of our common stock in lieu cash fees totaling $12,111.
(13)

Includes the grant date fair value of Mr. Richards stock option grant following our 2014 Annual Meeting of Stockholders, which entitles him to purchase 20,000 shares of our common stock at an exercise price of $0.80 per share. Also includes the grant date fair value of a stock option to purchase 45,000 shares of our common stock at an exercise price of $1.33 per share, which option was granted to Mr. Richards when he became a director in March 2014.

(14)	Under our Non-Employee Director Compensation Plan, Mr. Rooke elected to receive 17,774 shares of our common stock in lieu cash fees totaling $18,900.
(15)

Mr. Ryan resigned as a director of the Company in April 2015. Mr. Ryan elected to step down from our Board to allow Mr. Grillo, our Chief Executive Officer, to serve on the Board. Mr. Ryan’s resignation was not the result of any disagreement with us, our management or our operations, policies or practices.

(16)	Under our Non-Employee Director Compensation Plan, Mr. Ryan elected to receive 12,516 shares of our common stock in lieu cash fees totaling $13,203.
(17)	Under our Non-Employee Director Compensation Plan, Ms. Sainz elected to receive 13,451 shares of our common stock in lieu cash fees totaling $14,400.
(18)

Includes the grant date fair value of Ms. Sainz’s stock option grant following our 2014 Annual Meeting of Stockholders, which entitles her to purchase 20,000 shares of our common stock at an exercise price of $0.80 per share. Also includes the grant date fair value of a stock option to purchase 45,000 shares of our common stock at an exercise price of $1.46 per share, which option was granted to Ms. Sainz when she became a director in January 2014.

(19)	Under our Non-Employee Director Compensation Plan, Mr. Spencer elected to receive 18,852 shares of our common stock in lieu cash fees totaling $20,067.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Has the Audit Committee selected our independent registered public accounting firm for 2015?

The Audit Committee reappointed Cherry Bekaert LLP as our independent registered public accounting firm to audit and certify our financial statements for the fiscal year ending December 31, 2015.

Is stockholder approval required for the appointment of the independent registered public accounting firm for 2015?

Stockholder ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. The Board is submitting the appointment of Cherry Bekaert LLP to our stockholders for ratification as a matter of good corporate governance. However, the Audit Committee is not bound by a vote either for or against the proposal. The Audit Committee will consider a vote against Cherry Bekaert LLP by our stockholders in selecting our independent registered public accounting firm in the future. Even if our stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of the Company and our stockholders.

Will representatives of Cherry Bekaert LLP attend the Annual Meeting?

Representatives of Cherry Bekaert LLP are not expected to be present at the Annual Meeting.

What fees were paid to our independent registered public accounting firm in 2013 and 2014?

The following table shows the fees we paid or accrued for audit and other services provided by Cherry Bekaert LLP, our independent registered public accounting firm, for the years ended December 31, 2013 and 2014.

Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees	Total Fees
2013	$134,500	-	-	-	$134,500
2014	$132,600	-	-	-	$132,600

(1)

“Audit Fees” consist of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements. “Audit Fees” also include fees for services provided in connection with other statutory or regulatory filings or engagements, such as consents and review of documents filed with the SEC.

(2)

“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees.”

(3)	“Tax Fees” consist of fees for professional services provided in connection with tax compliance, tax advice and tax planning, including tax return preparation.

How does the Audit Committee pre-approve services provided by the independent registered public accounting firm?

Applicable SEC rules require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2010, our Audit Committee began pre-approving all services by our independent registered public accounting firm and has pre-approved all new services since that time, including, without limitation, all of the services referenced in the table above for 2013 and 2014. The Audit Committee does not delegate its responsibilities under the Exchange Act to our management. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to grant pre-approvals of audit services of up to $25,000, provided that any such pre-approvals are required to be presented to the full Audit Committee at its next scheduled meeting.

How many votes are needed to approve Proposal 2?

Approval of the proposal to ratify the appointment of Cherry Bekaert LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. However, the Audit Committee is not bound by a vote either for or against the proposal.

What does the Board recommend?

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Report of the Audit Committee of the Board(1)

The Audit Committee has obtained from the independent registered public accounting firm, Cherry Bekaert LLP, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, as required by Public Company Accounting Oversight Board, or “PCAOB,” Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also has discussed with the auditors any relationships that may affect their objectivity and independence, and it has considered the Company’s payment of fees to the auditors. The Audit Committee confirms that, based upon the foregoing, the registered public accounting firm is independent of the Company.

Management is responsible for: the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the audited financial statements, including a discussion of the quality and acceptability of the Company’s financial reporting and controls. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Auditing Standard No. 16, “Communications with Audit Committees.”

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter of the Audit Committee, the Audit Committee recommended that the Company’s Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC. The Audit Committee has also recommended the reappointment of the independent registered public accounting firm, Cherry Bekaert LLP.

Audit Committee

John N. Spencer, Jr., Chairman

Charles E. Koob

Michael J. Ryan

(1)

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

PROPOSAL 3

APPROVAL OF INCREASE TO THE NUMBER

OF AUTHORIZED SHARES OF COMMON STOCK

Our Board is requesting stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares for general corporate purposes. On March 2, 2015, our Board adopted resolutions approving and authorizing the foregoing amendment and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting.

The text of the form of proposed Certificate of Amendment to Amended and Restated Certificate of Incorporation increasing the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares is attached to this Proxy Statement as Appendix A. If our stockholders approve this Proposal 3, we expect to file the Certificate of Amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of our common stock as soon as practicable following stockholder approval. Upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, Section A of ARTICLE IV of our Amended and Restated Certificate of Incorporation will read as follows:

“A.       Authorized Stock. The total number of shares which the Corporation shall have authority to issue is Two Hundred Twenty Five Million (225,000,000), consisting of Two Hundred Million (200,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), and Twenty Five Million (25,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).”

Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 125,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. An increase in the number of authorized shares of our common stock to 200,000,000 shares will increase our total authorized capitalization to 225,000,000 shares of capital stock, which includes our previously authorized 25,000,000 shares of preferred stock.

Reasons for the Amendment

Of the 100,000,000 shares of common stock currently authorized, as of the close of business on April 8, 2015, there were 74,880,011 shares of common stock outstanding. In addition, as of April 8, 2015:

●	10,803,309 shares of common stock were issuable upon exercise of outstanding options;

●	20,794,136 shares of common stock were issuable upon exercise of outstanding warrants;

●	201,833 shares of common stock were reserved for future issuance under our 2013 Incentive Compensation Plan; and

●	275,000 shares of common stock were reserved for issuance under our 2013 Non-Employee Director Equity Incentive Plan.

As such, we have utilized all of our authorized shares of common stock. In fact, the sum of the number of shares of common stock that are outstanding, plus the shares of common stock issuable upon exercise of all outstanding options and warrants, plus the shares of common stock reserved for future issuance under our equity compensation plans, exceeds the number of shares of common stock that are currently authorized. For our benefit, in the fourth quarter of 2014, our directors and executive officers entered into “derivative restriction agreements,” pursuant to which such individuals agreed not to exercise their outstanding options and warrants for shares of our common stock until our Amended and Restated Certificate of Incorporation has been amended to sufficiently increase our authorized shares of common stock. Derivative restriction agreements were entered into with respect to 9,141,250 shares underlying outstanding options and warrants.

Last year, we disclosed that we were pursuing and evaluating opportunities to secure additional funding, which we needed to continue our operations. Due to the constraint on our authorized shares of common stock, our directors and executive officers entered into derivative restriction agreements for the sole purpose of enabling us to complete a financing transaction and obtain the needed funding. In December 2014, we closed a significant financing transaction in which we raised $10.2 million before commissions and offering expenses. If our directors and executive officers serving at that time had not been willing to enter into the derivative restriction agreements, we would not have had sufficient unissued and unreserved authorized shares of common stock available to complete that financing, which would have severely harmed our business. In consideration of those individuals entering into the derivative restriction agreements, we agreed to use our reasonable best efforts to obtain stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized number of common shares, which is needed for those individuals to be able to exercise their options and warrants. Our success depends in part on our continued ability to retain and motivate our management team in particular. If this Proposal 3 is not approved by our stockholders, our ability to do that will be significantly impaired.

At present, our Board has no plans, arrangements or understandings to issue the additional authorized shares of common stock, other than in connection with the potential exercise of the outstanding options and warrants subject to the derivative restriction agreements described above and our Amended and Restated 2013 Incentive Equity Plan (see Proposal 4). However, it is critical that we have more authorized shares of common stock available to provide flexibility to use our common stock for business and financial purposes in the future. These purposes could include, among others, raising capital, establishing strategic relationships with other companies, providing equity incentives to employees, directors, consultants and advisors, and expanding our business through the acquisition of other businesses, products or technologies. If our Amended and Restated Certificate of Incorporation is not amended to increase the number of authorized shares of common stock, we will not be able to use our common stock for any of these purposes, and that would put us at a competitive disadvantage and pose a potential threat to our ability to continue as a going concern. For example, we have not yet achieved profitability, and so we have financed our activities principally from the sales of equity securities, borrowings and license arrangements. Because of the various risks and uncertainties associated with the commercialization of medical devices, there can be no assurance that our current cash resources will cover all of our costs until we achieve profitability. Therefore, we could need additional funding in the future. Likewise, we could seek to take advantage of market conditions to conduct a financing transaction in connection with the listing of our common stock on a national stock exchange. If this Proposal 3 is not approved by our stockholders, needed or opportunistic financing alternatives for us will be eliminated because of the lack of unissued and unreserved authorized shares of common stock, and stockholder value could be harmed, perhaps severely. In addition, unless our stockholders approve this Proposal 3, we will not have sufficient unissued and unreserved authorized shares of common stock to respond to compensatory needs by implementing new or revised equity compensation plans or arrangements.

Effect of Proposal

The additional shares of common stock to be authorized by stockholder approval of this Proposal 3 would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Approval of this Proposal 3 and any subsequent issuance of any additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock to be authorized by stockholder approval of this Proposal 3 could be issued by our Board without the necessity and related costs and delays of either calling a special stockholders’ meeting or waiting for an annual meeting of stockholders in order to increase the authorized capital. Unless required by law or by the rules of any stock exchange on which our common stock may in the future be listed, no further vote by the stockholders would be sought for any issuance of shares of common stock. Under our Amended and Restated Certificate of Incorporation, the holders of currently outstanding shares of our common stock do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current common stockholders do not have a right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in us.

SEC rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. We have no intent or plan to employ the additional unissued authorized shares of common stock as an anti-takeover device. As indicated above, the purpose of increasing the authorized common stock is to ensure that we have sufficient authorized common stock to, among other things, access the capital markets if needed or desired, complete corporate collaborations or partnerships, attract, retain and motivate employees, and pursue other business opportunities that could be integral to our growth and success. However, the company’s authorized but unissued common shares could, within the limits imposed by applicable law, be issued in one or more transactions that could make a change of control more difficult and therefore more unlikely. Our Board did not propose the amendment to our Amended and Restated Certificate of Incorporation in response to any effort known to our Board to accumulate common stock or to obtain control of the company by means of a merger, tender offer or solicitation in opposition to management. Further, our Board does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed as limiting the ability of third parties to take over or effect a change of control.

How many votes are needed to approve Proposal 3?

Approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares requires the affirmative vote of a majority of the outstanding shares of our common stock.

What does the Board recommend?

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

APPROVAL OF AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

Our 2013 Incentive Compensation Plan, or the “Original Plan,” was adopted by our Board in March 2013 and approved by our stockholders in June 2013. On March 2, 2015, our Board adopted, subject to stockholder approval, an Amended and Restated 2013 Incentive Compensation Plan, or the “Amended Plan,” to increase the number of shares of our common stock available for awards under the Original Plan.

Reasons for Amended Plan

The material change proposed in the Amended Plan is to increase the number of shares of our common stock available for awards thereunder by 5,000,000 shares. In addition, certain other changes reflected in the Amended Plan are being made simply for administrative or technical reasons or in the interest of good corporate governance, including limitations on annual grants and subjecting awards to applicable clawback policies. With the recommendation of the Compensation Committee, our Board has determined that the Amended Plan is in the best interest of the Company and in the best interest of our stockholders and is asking our stockholders to approve the Amended Plan.

Our Board believes that equity-based compensation is a vital component of our compensation program and that equity-based awards under the Amended Plan will be instrumental in attracting, motivating and retaining talented employees, consultants and directors. The availability of equity-based awards not only increases focus on the creation of stockholder value, but also enhances retention and generally provides increased motivation to contribute to the future success of the Company. At present, we are authorized to grant equity-based awards under the Original Plan for up to 1,250,000 shares of common stock. As of the close of business on April 8, 2015, we had granted awards under the Original Plan with respect to 1,048,167 shares of common stock. As a result, as of April 8, 2015, there were only 201,833 remaining shares of common stock available for future awards under the Original Plan. The limited number of shares remaining available under the Original Plan restricts our ability to make equity-based awards. If the Amended Plan is not approved, we will not have sufficient shares to continue to grant equity-based compensation to strengthen the commitment of our employees, consultants and directors to our welfare and to further promote an identity of interest between them and our stockholders. Accordingly, our Board believes that approval of the Amended Plan is critical. Although the additional shares under the Amended Plan represent a significant increase in the number of authorized shares under the Original Plan, the additional shares constitute only 6.7% of the shares of common stock that were outstanding as of April 8, 2015. Our Board believes this number represents reasonable potential equity dilution and provides a significant incentive for employees, consultants and directors to increase our value for all stockholders. The additional 5,000,000 shares under the Amended Plan are expected to provide us with a sufficient number of available shares of common stock to make awards under the Amended Plan for approximately the next two to four years.

Summary of the Amended Plan

The following is a summary of the material terms of the Amended Plan and is qualified in its entirety by reference to the Amended Plan. A copy of the Amended Plan is attached to this Proxy Statement as Appendix B.

Eligibility. Awards may be granted under the Amended Plan to employees (including officers) and non-employee directors of the Company or any of our subsidiaries or other affiliates, and to any individual who is an advisor, consultant or other provider of services to us or any of our subsidiaries or other affiliates. Only our employees or those of any of our subsidiaries are eligible to receive incentive stock options.

Administration, Amendment and Termination. Our Compensation Committee has the power and authority to administer the Amended Plan. The Compensation Committee has the authority to interpret the terms and intent of the Amended Plan, determine eligibility for and terms of awards for participants and make all other determinations necessary or advisable for the administration of the Amended Plan.

The Compensation Committee may amend, suspend or terminate the Amended Plan at any time with respect to any shares of common stock as to which awards have not been made. However, no amendment may be made without the approval of the stockholders if the amendment would increase the total number of shares reserved for the purposes of the Amended Plan or change the maximum number of shares for which awards may be granted to any participant (which does not include adjustments made by the Compensation Committee in the event of certain changes in our capitalization, as described below).

Awards. Awards under the Amended Plan may be made in the form of: options; stock appreciation rights; stock awards; restricted share units; cash bonuses; or other incentive awards granted under the Amended Plan; whether singly, in combination, or in tandem. Any of the foregoing awards may be made subject to attainment of performance goals over any applicable performance period.

Shares Subject to the Amended Plan. The aggregate number of shares of common stock which may be made subject to all awards granted under the Amended Plan will be 6,250,000 shares. As of April 8, 2015, 1,048,167 shares of common stock were subject to outstanding awards under the Original Plan, which awards had a weighted average exercise price of $1.33 per share and had expiration dates ranging from April 2023 to March 2025. Therefore, based on the shares subject to outstanding awards under the Original Plan as of April 8, 2015, there will be 5,201,833 remaining shares of common stock available for future awards under the Amended Plan. Any and all shares that may be subject to awards are authorized to be issued pursuant to incentive stock options. Shares issued under the Amended Plan may be authorized but unissued shares or treasury shares. Any shares covered by an award, or portion of an award, granted under the Amended Plan that is forfeited or canceled, expires or is settled in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan.

Adjustment of Shares Subject to Amended Plan. In the event of certain changes in our capitalization, the Compensation Committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the Compensation Committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Change of Control. Upon the occurrence of a change of control, the Compensation Committee may:

●	accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award under the Amended Plan;

●	cancel such awards for fair value (as determined by the Compensation Committee);

●

provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Amended Plan, as determined by the Compensation Committee; or

●

provide that for a period of at least 10 days prior to the change of control, option awards will be exercisable as to all shares of common stock subject thereto and that upon the occurrence of the change of control, such awards will terminate and be of no further force or effect.

Corporate Performance Objectives. Section 162(m) of the Code limits a publicly held corporation to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to its Chief Executive Officer and its four other most highly compensated officers determined at the end of each year. Performance-based compensation is excluded from this limitation. The Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m).

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax considerations generally applicable to awards under the Amended Plan. The summary is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other considerations that may be relevant to a participant.

Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option results in taxable income to an option holder or a deduction to the Company. If the option holder holds the stock received upon exercise for at least two years from date of grant and one year after the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain, and the Company will not be entitled to a deduction. If, however, the shares are disposed of prior to the completion of this period (a “disqualifying disposition”), then the option holder will include as compensation income for the year of the disposition, an amount equal to the excess of the fair market value of the shares upon exercise over the exercise price of the option, or if less, the excess of the amount realized upon disposition over the exercise price. The Company will be entitled to a corresponding deduction at that time. Any proceeds in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the shares have been held for more than one year. If the sales price is less than the exercise price of the option, this amount will be treated as a short-term or long-term capital loss, depending on whether the shares have been held for more than one year.

Under the Amended Plan, incentive stock options may, if permitted by the Compensation Committee, be exercised in whole or in part with shares of common stock held by the option holder. Such an exercise will be treated as a tax-free exchange of the shares of common stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares will have a tax basis equal to the tax basis of the surrendered shares. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

Non-Qualified Stock Options. A non-qualified stock option results in no taxable income to the option holder or deduction to the Company at the time it is granted. An option holder will recognize compensation income at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in compensation income by the option holder. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will be short-term or long-term capital gain depending on whether the shares have been held for more than one year. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of its exercise price and the amount included in income with respect to such option.

Under the Amended Plan, non-qualified stock options may, if permitted by the Compensation Committee, be exercised in whole or in part with shares of common stock held by the option holder. Such an exercise will be treated as a tax-free exchange of the shares of common stock surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares will have a tax basis equal to the tax basis of the surrendered shares. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

Stock Appreciation Rights. The grant of a stock appreciation right results in no taxable income to the participant at the time of the award. The participant will recognize compensation income at the time a stock appreciation right is exercised in the amount by which the fair market value of the common stock or the amount of cash, as the case may be, exceeds the stock appreciation right exercise price, if any. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in compensation income by the participant. Gain or loss on a subsequent sale or other disposition of shares acquired upon an exercise of a stock appreciation right will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will be short-term or long-term capital gain depending on whether the shares have been held for more than one year. The tax basis of the shares acquired upon exercise of a stock appreciation right will be equal to the sum of the exercise price and the amount included in income with respect to such stock appreciation right.

Restricted Stock. Restricted stock received pursuant to awards, including performance-based awards, will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a holder of restricted stock does not make the election described below, then the restricted stock holder realizes no taxable income upon the receipt of restricted stock and the Company is not entitled to a deduction at such time. When the forfeiture restrictions applicable to the restricted stock lapse, the restricted stock holder will realize compensation income equal to the fair market value of the shares at that time, less any amount paid for the shares, and the Company will be entitled to a corresponding deduction. A restricted stock holder’s tax basis in restricted stock will be equal to the fair market value when the forfeiture restrictions lapse, and the holding period for such shares will begin at that time. Upon a subsequent sale of the shares, the restricted stock holder will realize short-term or long-term gain or loss, depending on whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the restricted stock holder’s hands.

Individuals receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a “Section 83(b) election,” the restricted stock holder elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the restricted stock holder receives them (valued without taking the restrictions into account), less any amount paid for the shares, and the Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the restricted stock holder will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The restricted stock holder’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the restricted stock holder, and the holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the restricted stock holder will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the restricted stock holder upon the making of the Section 83(b) election. To make a Section 83(b) election, a restricted stock holder must file an appropriate form of election with the Internal Revenue Service and with the Company, each within 30 days after shares of restricted stock are received, and the restricted stock holder must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

In general, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the restricted stock holder. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.

Restricted Stock Units. The grant of a restricted stock unit results in no taxable income to the participant at the time of the award. At the time that the Company makes a payment with respect to the restricted stock unit, the participant will recognize compensation income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in compensation income by the participant.

Withholding. The Company is entitled to deduct from the payment of any award all applicable income and employment taxes required by federal, state or local law to be withheld.

Award Grants

Past Award Grants. The following table sets forth information regarding the number of equity-based awards that were made under the Original Plan during 2014, to (i) each of our named executive officers (see “Executive Compensation” below), (ii) all executive officers, as a group, (iii) all directors who are not executive officers, as a group, and (iv) all employees who are not executive officers, as a group:

Name or Category	Options
Kimble L. Jenkins	-
Francis P. Grillo(1)	-
Robert C. Korn(2)	-
All executive officers, as a group(3)	-
All directors who are not executive officers, as a group(4)	-
All employees who are not executive officers, as a group	139,500

(1)

In connection with his hiring, we entered into a written compensatory contract with Mr. Grillo pursuant to which we awarded him non-qualified stock options to purchase 2,400,000 shares of our common stock. Such options were not awarded under the Original Plan, and are not indicative of any future grants.

(2)

In November 2014, we entered into a written compensatory contract with Mr. Korn pursuant to which we awarded Mr. Korn non-qualified stock options to purchase 100,000 shares of our common stock. Such options were not awarded under the Original Plan, and are not indicative of any future grants.

(3)

See footnotes 1 and 2 above. In addition, in connection with her hiring, we entered into a written compensatory contract with Wendelin C. Maners, our Vice President, Marketing, pursuant to which we awarded Ms. Maners non-qualified stock options to purchase 350,000 shares of our common stock. Such options were not awarded under the Original Plan, and are not indicative of any future grants.

(4)

Although no awards were made to our directors under the Original Plan during 2014, a total of 295,000 options were awarded to our directors during 2014 under our 2013 Non-Employee Director Equity Incentive Plan.

Future Award Grants. The granting of equity-based awards under the Amended Plan is at the discretion of the Compensation Committee. The Compensation Committee has not yet determined any additional awards that will be granted under the Amended Plan. As such, we cannot determine the number of shares of common stock or the dollar value that will in the future be received by or allocated to any participant in the Amended Plan.

How many votes are needed to approve Proposal 4?

Approval of the Amended Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

What does the Board recommend?

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4.

EXECUTIVE OFFICERS

Our executive officers are elected annually by our Board of Directors and hold office until their successors are elected and duly qualified. The current executive officers of the Company are as follows:

Executive Officers	Age	Position(s)
Francis P. Grillo	52	Chief Executive Officer and President
David Carlson(1)	51	Chief Financial Officer
Peter G. Piferi	55	Chief Operating Officer
Harold A. Hurwitz	63	Vice President, Finance(2)
Robert C. Korn	49	Vice President, Sales
Wendelin C. Maners	52	Vice President, Marketing
Oscar L. Thomas(1)	44	Vice President, Business Affairs and Secretary(3)

(1)

We are currently in the process of consolidating key functions into our Irvine, California headquarters. In connection with that transition process, we are closing our Memphis, Tennessee office. We will not retain any of our Memphis-based employees, which includes, among others, Mr. Carlson and Mr. Thomas. We expect the transition process to be completed in May 2015.

(2)

Mr. Hurwitz joined the Company initially as our Vice President, Finance. As part of an orderly transition, Mr. Hurwitz will succeed Mr. Carlson as our Chief Financial Officer immediately after we file our Quarterly Report on Form 10-Q for the period ending March 31, 2015.

(3)	As part of the transition process, Mr. Hurwitz will also assume the position of corporate Secretary.

Biographical information about Mr. Grillo is provided in “Proposal 1 — Election of Directors.”

David W. Carlson joined us in February 2010 as Vice President, Finance and was promoted to Chief Financial Officer in April 2010. Mr. Carlson has 20 years of experience in financial leadership roles in the medical device industry. From 1999 to 2009, he served in various financial management positions as a Vice President of Finance and Senior Finance Director at Medtronic, Inc., a publicly-traded medical device company. In these positions at Medtronic, he served as controller for the Spinal business, oversaw all financial and administrative functions of the Spinal business’ sales organization and also served in a role focused on optimizing global financial processes. Prior to Medtronic, Mr. Carlson was the Corporate Controller of Sofamor Danek, Inc., a then publicly-traded medical device company, when it was acquired by Medtronic, Inc. in 1999. Mr. Carlson is a certified public accountant, and was formerly an auditor for PricewaterhouseCoopers LLP.

Peter G. Piferi joined us in December 2006 as Chief Operating Officer. Mr. Piferi has over 20 years of experience in the areas of product development, operations, engineering and production in the medical device industry. From March 2003 to December 2006, Mr. Piferi served as Vice President, Endovascular Technologies for Edwards Lifesciences Corporation, a publicly-traded medical device company. In addition, Mr. Piferi has served as Vice President at Kriton Medical Inc. and Orbus Medical Technologies, Inc., and as Director of Advanced Engineering at Cordis Corporation, all medical device companies.

Harold A. Hurwitz joined us in March 2015 as Vice President, Finance, and, as indicated above, he will succeed Mr. Carlson as our Chief Financial Officer after we file our Quarterly Report on From 10-Q for the period ending March 31, 2015. From February 2013 to January 2015, Mr. Hurwitz served as Chief Executive Officer and President of Pro-Dex, Inc., a publicly-traded contract engineering and manufacturing company serving the medical device, factory automation and scientific research markets. Mr. Hurwitz also held the positions of Chief Financial Officer, Treasurer and Secretary of Pro-Dex from October 2010, when he joined that company, to January 2015. Between March 2010 and September 2010, Mr. Hurwitz served as an independent consultant, providing service primarily to a molecular diagnostics company. From April 2008 to February 2010, Mr. Hurwitz served as Chief Financial Officer and Vice President of Interventional Spine, Inc., a venture-backed medical device company. Prior to joining Interventional Spine, Mr. Hurwitz served as Principal Consultant with McDermott & Bull, a retained executive search firm, from December 2005 to March 2008, where he led the life science and medical technology practice. Mr. Hurwitz served as an independent consultant from December 2004 to December 2005, with his primary client during that time being Micro Therapeutics, Inc., then a publicly-traded medical device company (subsequently acquired by ev3, Inc., and now part of Medtronic plc). He was Chief Financial Officer of Micro Therapeutics, Inc. from December 1997 to December 2004. Earlier in his career, Mr. Hurwitz was a Partner with Coopers & Lybrand L.L.P. (now part of PricewaterhouseCoopers LLP), where he was a Business Assurance Partner, Team Leader of its Orange County Medical Device Practice and an SEC Review Partner. Mr. Hurwitz served as a director of Pro-Dex, Inc. from May 2013 to January 2015.

Robert C. Korn joined us in November 2012, and he serves as our Vice President, Sales. Mr. Korn has over 20 years of experience in the health care industry focused in the medical device sales and marketing business. From May 2005 to November 2012, Mr. Korn served as a Regional Sales Director with Medtronic Surgical Technologies, the neurosurgery, ear, nose and throat (ENT) and advanced energy business of Medtronic, Inc., a publicly-traded medical device company. In that position, Mr. Korn managed a sales and clinical support team in the Midwest, and he was responsible for revenues in excess of $30 million per year. While at Medtronic, Mr. Korn also worked extensively on business development and acquisition opportunities. In 2010, Mr. Korn was named to the Medtronic Corporate Neuroscience Advisory Team. Prior to joining Medtronic, from April 2004 to April 2005, Mr. Korn served as Senior Vice President for Vassol, Inc., a private company, where he was responsible for the company’s sales and marketing functions. Prior to Vassol, Mr. Korn held various sales leadership positions with Codman, a Johnson & Johnson company, and he also held multiple sales and marketing positions with the Bayer Corporation’s Diagnostics Division.

Wendelin C. Maners joined us in December 2014 as Vice President, Marketing. Ms. Maners has more than two decades of global medical device experience focused on the marketing, acquisition, and licensing of medical device technologies. Prior to joining MRI Interventions, Ms. Maners served as Vice President, Emerging Technologies with CSA Medical, where she managed commercial marketing for the company’s products, led market development efforts for the company’s emerging applications in new market and disease segments and developed internal and external product training programs. Prior to her time with CSA Medical, Ms. Maners served for over 14 years in various roles at Boston Scientific Corporation, most recently as Vice President, Strategy and Business Development. During that time, she developed and executed acquisition strategies in the Neuromodulation and Electrophysiology markets, managed and built technology and venture capital business relationships to assemble a portfolio of investment options for supported divisions and served as a delegate Board member/observer for Boston Scientific investments, including Cyberonics, Northstar Neuroscience, Neuropace, Intelect Medical, IntraPace, Quallion and MRI Interventions.

Oscar L. Thomas joined us in April 2008 as Vice President, Business Affairs. In addition, Mr. Thomas also serves as our corporate Secretary. From January 2003 to April 2008, Mr. Thomas was a partner in the Corporate and Securities Practice Group of the law firm Bass, Berry & Sims PLC. Mr. Thomas spent 12 years in private practice representing clients in a broad range of transactions, including licensing transactions, development collaborations, joint ventures, merger and acquisition transactions, and debt and equity financings.

Executive Compensation

Summary Compensation Table – Years Ended December 31, 2014 and 2013

The following table shows the compensation awarded or paid to, or earned by, our Chief Executive Officer and our two other most highly compensated executive officers for the years ended December 31, 2014 and 2013. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
Kimble L. Jenkins(3)	2014	$325,000	$-	$-		$9,994		$334,994
Chief Executive Officer	2013	325,000	-	58,888	(4)	66,401	(4)	450,289	(6)

Francis P. Grillo(7)	2014	83,686	-	1,351,200	(8)	893		1,435,779	(9)
President	2013	-	-	-		-		-

Robert C. Korn	2014	220,000	72,307	47,900	(10)	10,574		350,781	(11)
Vice President, Sales	2013	220,000	63,000	69,300	(12)	9,926		362,226	(13)

(1)

The amounts in this column do not represent cash compensation paid to the named individual. These non-cash amounts represent only the aggregate grant date fair value of stock option awards as computed in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Policies and Significant Judgments and Estimates–Share-based Compensation” of our Annual Report on Form 10-K for the year ended December 31, 2014, and Note 2 to the audited financial statements included therein.

(2)	Until otherwise noted, the amounts in this column consist of the group medical, life and disability premiums that we paid.
(3)

Mr. Jenkins ceased serving as our Chief Executive Officer effective January 1, 2015, at which time Mr. Grillo became our Chief Executive Officer. Mr. Jenkins separated from employment with the Company as of April 1, 2015.

(4)

Does not represent cash compensation. Represents only the grant date fair value in accordance with ASC Topic 718 of an option to purchase 85,000 shares of our common stock issued to Mr. Jenkins with an exercise price of $1.51 per share.

(5)	Of this amount, $56,875 represents payment of the remaining amount owed from the temporary salary reduction previously taken by Mr. Jenkins to conserve cash for our operations.
(6)	Of this amount, the cash compensation paid to Mr. Jenkins totaled only $381,875.
(7)	Mr. Grillo joined us in October 2014 as our President. Mr. Grillo also became our Chief Executive Officer effective January 1, 2015.
(8)

Does not represent cash compensation. Represents only the aggregate grant date fair value in accordance with ASC Topic 718 of options to purchase an aggregate of 2,400,000 shares of our common stock issued to Mr. Grillo with an exercise price of $1.13 per share.

(9)	Of this amount, the cash compensation paid to Mr. Grillo totaled only $83,686.
(10)

Does not represent cash compensation. Represents only the grant date fair value in accordance with ASC Topic 718 of an option to purchase 100,000 shares of our common stock issued to Mr. Korn with an exercise price of $0.98 per share.

(11)	Of this amount, the cash compensation paid to Mr. Korn totaled only $292,307.
(12)

Does not represent cash compensation. Represents only the grant date fair value in accordance with ASC Topic 718 of an option to purchase 100,000 shares of our common stock issued to Mr. Korn with an exercise price of $1.51 per share.

(13)	Of this amount, the cash compensation paid to Mr. Korn totaled only $283,000.

Narrative Disclosure to Summary Compensation Table

Employment Agreements. Each of our named executive officers had a written employment agreement with the Company during 2014. In June 2012, we entered into employment agreement with Mr. Jenkins, which agreement was amended and restated effective January 1, 2015. In November 2012, we entered into an employment agreement with Mr. Korn. We entered into an employment agreement with Mr. Grillo in September 2014, and Mr. Grillo then joined the Company in October 2014. Mr. Jenkins ceased serving as our Chief Executive Officer as of January 1, 2015 as Mr. Grillo assumed that position, and Mr. Jenkins separated from employment with the Company as of April 1, 2015.

Salary. Under their respective employment agreements, the base salaries of our named executive officers were as follows:

Named Executive Officer	Base Salary(1)
Kimble L. Jenkins	$325,000
Francis P. Grillo	$350,000
Robert C. Korn	$220,000

(1)	Each named executive officer’s salary is subject to adjustment at the discretion of the Compensation Committee, subject to certain limitations.

Bonus. Mr. Korn is eligible for additional cash compensation under a sales incentive plan, which is targeted to yield an annual payout of at least $100,000 for reaching targeted sales levels. The actual payout under Mr. Korn’s sales incentive plan may be more or less than the targeted payout based on actual sales achieved. As Mr. Grillo did not join the Company until October 2014, he was not eligible for any bonus compensation for the 2014 fiscal year. Starting with the fiscal year commencing on January 1, 2015 and for each year thereafter, Mr. Grillo is eligible to receive an annual target incentive bonus of 40% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee. The amount of the incentive bonus payable to Mr. Grillo may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved. Mr. Jenkins was eligible for a cash bonus in an amount and upon terms and conditions determined by the Compensation Committee. Mr. Jenkins was not awarded a bonus for 2013 or 2014 in order to conserve cash for our operations.

Option Awards. Mr. Jenkins was eligible for equity compensation in an amount and based upon goals and criteria determined by the Compensation Committee. Mr. Jenkins did not receive an option award in 2014. On November 5, 2013, we granted Mr. Jenkins an option to purchase 85,000 shares of our common stock. That option has an exercise price of $1.51 per share and has a term of 10 years from the date of grant. The option originally had a three year vesting schedule, measured from the option grant date. However, Mr. Jenkins’ separation from employment in April 2015 resulted in vesting acceleration. Pursuant to our employment agreement with Mr. Grillo, Mr. Grillo was entitled to receive, on the start date of his employment, an option to purchase 2,400,000 shares of our common stock. That option, which was granted October 6, 2014, has an exercise price of $1.13 per share, has a term of 10 years from the date of grant and vests in three equal annual installments beginning October 6, 2015, subject to vesting acceleration under certain circumstances. Pursuant to our employment agreement with Mr. Korn, Mr. Korn was entitled to receive options to purchase 100,000 shares of our common stock on or about the first and second year anniversaries of the start date of his employment. The first of those anniversary date option awards was granted on November 5, 2013, with an exercise price of $1.51 per share. The second anniversary date option award was granted on November 10, 2014, with an exercise price of $0.98 per share. Both options granted to Mr. Korn have 10 year terms and vest in three equal annual installments measured from the applicable option grant date, subject to vesting acceleration under certain circumstances.

All Other Compensation. Each named executive officer was entitled to participate in any benefit plan from time to time in effect for our executives and/or employees generally, subject to the eligibility provisions of that plan. From October 2010 through June 2012, Mr. Jenkins agreed to a reduced salary to conserve cash for our operations, with the difference to be paid to Mr. Jenkins at a later date. In 2014, we paid Mr. Jenkins $56,875, representing the remaining amount we owed him from that previous temporary salary reduction.

Outstanding Equity Awards at December 31, 2014

The table below sets forth information regarding the outstanding equity awards held by our named executive officers at December 31, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kimble L. Jenkins	5,000	(1)	—	(1)	3.20	March 28, 2017
	2,500	(2)	—	(2)	9.64	September 16, 2018
	2,500	(3)	—	(3)	9.64	November 8, 2018
	2,500	(4)	—	(4)	9.64	December 10, 2019
	509,200	(5)	—	(5)	1.80	December 13, 2020
	160,800	(6)	—	(6)	1.80	December 13, 2020
	200,000	(7)	100,000	(7)	1.00	April 13, 2022
	202,000	(7)	101,000	(7)	1.00	April 13, 2022
	28,334	(8)	56,666	(8)	1.51	November 5, 2023
Francis P. Grillo	—	(9)	2,400,000	(9)	1.13	October 6, 2024
Robert C. Korn	100,000	(10)	50,000	(10)	1.63	November 10, 2022
	100,000	(10)	50,000	(10)	1.63	November 10, 2022
	33,334	(8)	66,666	(8)	1.51	November 5, 2023
	—	(11)	100,000	(11)	0.98	November 10, 2024

(1)	The vesting of shares subject to this option occurred on the date of grant, March 28, 2007.
(2)	The vesting of shares subject to this option occurred on the date of grant, September 16, 2008.
(3)	The vesting of shares subject to this option occurred on the first anniversary of the date of grant, November 8, 2009.
(4)	The vesting of shares subject to this option occurred on April 22, 2010, which was the day immediately preceding the 2010 annual meeting of our stockholders.
(5)

One-third of the shares subject to this option vested on the first anniversary of the grant date, December 13, 2011. An additional one-third of the shares subject to this option vested on the second anniversary of the grant date, December 13, 2012. The remaining shares subject to this option vested on the third anniversary of the grant date, December 13, 2013.

(6)

One-third of the shares subject to this option vested on July 3, 2012, which is the date we achieved a “target equity financing,” defined as one or more equity financing transactions that result in cumulative gross proceeds of at least $10 million. An additional one-third of the shares vested on the second anniversary of the option grant date, December 13, 2012. The remaining shares subject to this option vested on the third anniversary of the grant date, December 13, 2013.

(7)

One-third of the shares subject to this option vested on the first anniversary of the grant date, April 13, 2013. An additional one-third of the shares vested on the second anniversary of the grant date, April 13, 2014. The remaining shares subject to this option will vest on the third anniversary of the grant date, April 13, 2015.

(8)

One-third of the shares subject to this option vested on the first anniversary of the grant date, November 5, 2014. The remaining shares subject to this option will vest ratably on the second and third anniversaries of the option grant date, November 5, 2015 and November 5, 2016. Mr. Jenkins' separation from employment in April 2015 resulted in vesting acceleration of his option.

(9)	The shares subject to this option will vest ratably on the first, second and third anniversaries of the option grant date, October 6, 2015, October 6, 2016 and October 6, 2017.
(10)

One-third of the shares subject to this option vested on the first anniversary of the grant date, November 10, 2013. An additional one-third of the shares vested on the second anniversary of the grant date, November 10, 2014. The remaining shares subject to this option vest on the third anniversary of the grant date, November 10, 2015.

(11)	The shares subject to this option will vest ratably on the first, second and third anniversaries of the option grant date, November 10, 2015, November 10, 2016 and November 10, 2017.

Option Exercises

None of our named executive officers exercised stock options in 2014.

Payments Upon Termination or Change of Control

Termination Payments

In connection with Mr. Jenkins’ separation from employment on April 1, 2015, Mr. Jenkins received the following severance benefits pursuant to the terms of his employment agreement: (i) an amount equal to his annual base salary in effect on the termination date, which was $325,000; (ii) an additional cash payment of $18,000; (iii) the unvested stock options previously granted to Mr. Jenkins became fully vested; and (iv) the post-termination exercise period for Mr. Jenkins’ stock options was extended until the expiration of the term of the applicable stock option, as provided in the applicable award agreement.

In the event we terminate the employment of Mr. Grillo without cause or if Mr. Grillo terminates his employment for good reason, as those terms are defined in his employment agreement, then he will be entitled to receive: (i) an amount equal to his annual base salary in effect on the termination date; (ii) an amount equal to his average bonus for the previous two years, if any, except that, if the termination occurs during 2015, the average bonus will be deemed to be the target bonus for 2015; and (iii) $18,000. In addition, if we terminate Mr. Grillo’s employment without cause or Mr. Grillo terminates his employment for good reason, any unvested stock options and restricted stock previously granted to him will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement.

If we terminate Mr. Korn’s employment without cause, then Mr. Korn will be entitled to receive an amount equal to 25% of his base salary in effect on the termination date, which amount would be paid in six semi-monthly installments.

Change of Control Payments

Upon a change of control, as such term is defined in Mr. Grillo’s employment agreement, any unvested stock options and restricted stock previously granted to Mr. Grillo will become fully vested. In addition, if we terminate Mr. Grillo’s employment without cause, or if he terminates his employment for good reason, in either case within two months prior to or within 12 months following the change of control, then Mr. Grillo will be entitled to receive a lump sum payment equal to the sum of: (i) two times his annual base salary in effect on the termination date; (ii) two times the average of his two highest bonuses paid in the previous three years, except that if such termination occurs during 2015, the average bonus will be deemed to be the target bonus for 2015; and (iii) $18,000.

Upon a change of control involving a sale transaction, as those terms are defined in Mr. Korn’s employment agreement, any unvested stock options and restricted stock previously granted to Mr. Korn will become fully vested. In addition, if we terminate Mr. Korn’s employment without cause, or if Mr. Korn terminates his employment for good reason, in either case within two months prior to or within six months following the sale transaction, then he will be entitled to receive a lump sum payment equal to: (i) his COC Multiplier, which is set forth below, times his base salary in effect on the termination date; plus (ii) $18,000.

Mr. Korn’s COC Multiplier is based on the value of the sale transaction and is determined as follows:

Value of Sale Transaction	COC Multiplier
Less than $60,000,000	0
$60,000,000-$99,999,999	0.5
$100,000,000-$139,999,999	0.75
$140,000,000-$179,999,999	1.0
$180,000,000-$219,999,999	1.25
$220,000,000 or more	1.5

Upon a change of control not involving a sale transaction, any unvested stock options and restricted stock previously granted to Mr. Korn will become fully vested. In addition, if we terminate Mr. Korn’s employment without cause, or if Mr. Korn terminates his employment for good reason, in either case within two months prior to or within six months following the change of control, then he will be entitled to receive a lump sum payment equal to: (i) 50% of his base salary in effect on the termination date; plus (ii) $18,000.

For purposes of these benefits, a change of control is deemed to occur, in general, if there is: (1) a change in our ownership; (2) a change in our effective control; or (3) a change in the ownership of a substantial portion of our assets. For purposes of this definition, a change in our ownership will occur on the date on which any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock already held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock. A change in our effective control will occur on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of our stock possessing 30% or more of the total voting power of our stock, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board prior to the date of the appointment or election. A change in the ownership of a substantial portion of our assets will occur on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to us, acquires assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by stockholders (1)	4,477,309	$1.29	211,833
Equity compensation plans not approved by stockholders (1)(2)(3)(4)(5)(6)(7)	5,866,000	$1.41	275,000

Total	10,343,309	$1.36	486,833

(1)	The information presented in this table is as of December 31, 2014.
(2)

We adopted our 2010 Non-Qualified Stock Option Plan in December 2010. The plan provided for the issuance of non-qualified stock options to purchase up to 2,565,675 shares of our common stock. We ceased making awards under the plan upon the adoption of our 2012 Incentive Compensation Plan. As of December 31, 2014, options to purchase 2,371,000 shares of our common stock were outstanding under the 2010 Non-Qualified Stock Option Plan.

(3)

In November 2012 and November 2014, we entered into written compensatory contracts with Robert C. Korn, our Vice President, Sales, pursuant to which we awarded Mr. Korn non-qualified stock options to purchase 150,000 shares and 100,000 shares, respectively, of our common stock.

(4)

In December 2013, we entered into written compensatory contracts with an employee and a non-employee director pursuant to which we awarded those individuals non-qualified stock options to purchase 75,000 shares and 125,000 shares, respectively, of our common stock.

(5)

In December 2013, we adopted our 2013 Non-Employee Director Equity Incentive Plan. The plan provides for the issuance of awards with respect to an aggregate of 570,000 shares of our common stock. As of December 31, 2014, 295,000 shares of common stock were outstanding under the 2013 Non-Employee Director Equity Incentive Plan.

(6)

In October 2014, we entered into a written compensatory contract with Francis P. Grillo pursuant to which we awarded Mr. Grillo non-qualified stock options to purchase 2,400,000 shares of our common stock. Mr. Grillo, who initially joined the company as our President, became our Chief Executive Officer on January 1, 2015.

(7)

In December 2014, we entered into a written compensatory contract with Wendelin C. Maners, our Vice President, Marketing, pursuant to which we awarded Ms. Maners non-qualified stock options to purchase 350,000 shares of our common stock.

BENEFIT PLANS

2007 Stock Incentive Plan

We adopted the 2007 Stock Incentive Plan in March 2007 to enable us to attract, retain and motivate our officers, directors, employees and consultants. Of the 625,000 shares of common stock that were eligible for issuance pursuant to awards made under this plan, 93,625 shares of common stock were subject to options outstanding as of April 8, 2015. As of such date, the outstanding options had a weighted average exercise price of $6.04 per share and had expiration dates ranging from March 2017 to December 2019. Although this plan remains in effect and options under the plan remain outstanding, we ceased making awards under the plan upon the adoption of our 2010 Incentive Compensation Plan.

2010 Equity Plans

We adopted our 2010 Incentive Compensation Plan in April 2010, and we adopted our 2010 Non-Qualified Stock Option Plan in December 2010. The principal purpose of both plans was to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards. Of the 1,250,000 shares of common stock that were eligible for issuance pursuant to awards made under the 2010 Incentive Compensation Plan, 449,450 shares of common stock were subject to options outstanding as of April 8, 2015. As of such date, the outstanding options had exercise prices of $1.80 per share and had expiration dates of December 2020. Of the 2,565,675 shares of common stock that were eligible for issuance pursuant to awards made under the 2010 Non-Qualified Stock Option Plan, 2,371,000 shares of common stock were subject to options outstanding April 8, 2015. As of such date, the outstanding options had exercise prices of $1.80 per share and had expiration dates of December 2020. Although these plans remain in effect and options under the plans remain outstanding, we ceased making awards under these plans upon the adoption of our 2012 Incentive Compensation Plan.

2012 Incentive Compensation Plan

We adopted our 2012 Incentive Compensation Plan in February 2012. The principal purpose of the plan was to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards. Of the 3,000,000 shares of common stock that were eligible for issuance pursuant to awards made under this plan, 2,896,067 shares of common stock were subject to options outstanding as of April 8, 2015. As of such date, the outstanding options had a weighted average exercise price of $1.04 per share and had expiration dates ranging from April 2022 to May 2023. Although this plan remains in effect and options under the plan remain outstanding, we ceased making awards under the plan upon stockholder approval of our 2013 Incentive Compensation Plan.

2013 Incentive Compensation Plan

See “Proposal 4 — Approval of Amended and Restated 2013 Incentive Compensation Plan.”

2013 Non-Employee Director Equity Incentive Plan

We adopted our 2013 Non-Employee Director Equity Incentive Plan, or the “Director Equity Plan,” in December 2013. The principal purpose of the Director Equity Plan is to aid the Company in recruiting, retaining and motivating non-employee directors of outstanding ability through the granting of stock-based awards.

Eligibility. Only our non-employee directors are eligible to receive awards under the Director Equity Plan.

Administration, Amendment and Termination. Our Compensation Committee has the power and authority to administer the Director Equity Plan. The Compensation Committee has the authority to interpret the terms and intent of the plan, determine the terms of awards for participants and make all other determinations necessary or advisable for the administration of the plan. The Compensation Committee may amend, suspend or terminate the Director Equity Plan at any time with respect to any shares of common stock as to which awards have not been made.

Awards. Awards under the Director Equity Plan may be made in the form of: options; stock appreciation rights; stock awards; or restricted share units; whether singly, in combination, or in tandem.

Shares Subject to the Plan. The aggregate number of shares of our common stock that may be issued initially pursuant to awards under the Director Equity Plan is 570,000 shares. Shares issued under the Director Equity Plan may be authorized but unissued shares or treasury shares. Any shares covered by an award, or portion of an award, granted under the Director Equity Plan that is forfeited or canceled or expires will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the plan. Of the 570,000 shares of common stock that are eligible for issuance pursuant to awards made under the Director Equity Plan, 295,000 shares of common stock were subject to options outstanding as of April 8, 2015. As of such date, the outstanding options had a weighted average exercise price of $1.01 per share and had expiration dates ranging from January 2024 to September 2024. No awards other than options were outstanding under the Director Equity Plan as of April 8, 2015.

Adjustment of Shares Subject to the Plan. In the event of certain changes in our capitalization, the Compensation Committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the Compensation Committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Effect of Change of Control. Upon the occurrence of a change of control, the Compensation Committee may:

●	accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award under the Director Equity Plan;

●	cancel such awards for fair value (as determined by the Compensation Committee);

●

provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Director Equity Plan, as determined by the Compensation Committee; or

●

provide that for a period of at least 10 days prior to the change of control, option awards will be exercisable as to all shares of common stock subject thereto and that upon the occurrence of the change of control, such awards will terminate and be of no further force or effect.

Key Personnel Incentive Program

We adopted Key Personnel Incentive Program, or the “KPIP,” to provide a consultant and an employee, who at the time of adoption of the KPIP were key to our development and licensing activities, with the opportunity to receive incentive bonus payments upon a consummation of a sale transaction, as defined in the KPIP. The Compensation Committee is responsible for administering the program, and the only participants in the program are Paul A. Bottomley and Parag Karmarkar. The program will terminate on the earlier of December 31, 2025 or the occurrence of a sale transaction.

In the event of a sale transaction, each of the participants will be entitled to receive a bonus payment under the program as of the date of the transaction. Mr. Karmarkar would receive a bonus equal to $1,000,000. Dr. Bottomley would receive a bonus equal to (i) $1,000,000, plus (ii) 1.4% of the amount by which the “net proceeds” from the sale transaction exceed $50,000,000, but not to exceed $700,000. For purposes of the KPIP, the “net proceeds” from a sale transaction will be the portion of the aggregate cash and non-cash consideration paid or payable in connection with the consummation of the sale transaction that is distributed, or otherwise available for distribution, to holders of our common stock.

Cardiac EP Business Participation Plan

In June 2010, we adopted the Cardiac EP Business Participation Plan, or the “EP Participation Plan,” to enable us to provide a key product development advisor and consultant with financial rewards in the event we sell our business operations relating to catheter-based MRI-guided cardiac ablation to treat cardiac arrhythmias, which we refer to as our cardiac EP business operations. The cardiac EP business operations include our operations relating to our ClearTrace system for MRI-guided cardiac ablation to treat cardiac arrhythmias, which system remains under development, but it does not include our operations relating to our ClearPoint system or any other product or product candidate. The sole participant in the EP Participation Plan is Dr. Nassir F. Marrouche.

In the event we sell our cardiac EP business operations, whether on a stand-alone basis or as part of the sale of our entire company, the participant will receive a payment under the EP Participation Plan equal to (i) the transaction value paid for or allocated to the cardiac EP business operations in the sale, multiplied by (ii) the participant’s “participation interest” at the time of the sale. The participant was initially awarded a participation interest of 6.6%. Pursuant to the terms of the EP Participation Plan, that percentage interest is equitably reduced from time to time to take into account equity financing transactions in which we issue shares of our common stock or securities convertible into shares of our common stock in exchange for cash proceeds. As of March 31, 2015, the participant’s participation interest was 2.5%. The plan will terminate on June 2, 2025.

401(k) Plan

We offer a 401(k) plan pursuant to Section 401(k) of the Code. All full-time United States employees are eligible to participate in the plan. The plan permits pretax contributions by participants not to exceed annual amounts allowable under the Code. Participants are fully vested in their contributions.

Certain relationships and related Transactions

Policies and Procedures for Related Person Transactions

We adopted a related person transactions policy, pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, other than a transaction available to all employees generally or involving less than $5,000 when aggregated with similar transactions, must be presented to our audit committee for review, consideration and approval, unless the transaction involves an employment or other compensatory arrangement approved by our Compensation Committee. All of our directors, executive officers and employees are required to report to our audit committee any such related person transaction. In approving or rejecting the proposed agreement, our audit committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. After consideration of these and other factors, the audit committee may approve or reject the transaction. Consistent with the policy, if we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

The following is a description of transactions since January 1, 2013 to which we have been a party, in which the amount involved in the transaction exceeds $106,500, which is 1% of the average of our total assets at year-end for our 2013 and 2014 fiscal years, and in which any of our executive officers, directors and principal stockholders, including their immediate family members, had or will have a direct or indirect material interest.

In January 2013, we entered into a securities purchase agreement with certain investors for the sale of shares of our common stock and warrants to purchase shares of our common stock in a private placement offering. In the offering, we sold to the investors 9,201,684 shares of common stock, together with warrants to purchase 4,600,842 shares of common stock, for aggregate gross proceeds of $11.0 million. The warrants were fully vested and exercisable upon issuance, have a term of five years from the date of issuance and have an exercise price of $1.75 per share. Four of our non-employee directors, Bruce C. Conway, James K. Malernee, Jr., Michael A. Pietrangelo and John N. Spencer, Jr., invested $402,000 in the offering and acquired, in the aggregate, 335,000 shares of our common stock and warrants to purchase 167,500 shares of our common stock.

In March 2014, we entered into securities purchase agreements with certain investors for the sale of 12% second-priority, secured non-convertible promissory notes due 2019 and warrants to purchase shares of our common stock in a private placement offering. In the offering, we sold the investors notes in an aggregate principal amount of $3,725,000, together with warrants to purchase 1,117,500 shares of common stock, for aggregate gross proceeds of $3,725,000. The warrants were fully vested and exercisable upon issuance, have a term of five years from the date of issuance and have an exercise price of $1.75 per share. One of our directors, Michael A. Pietrangelo, and a trust for which another of our directors, Andrew K. Rooke, serves as trustee, invested $1,100,000 in the offering and acquired notes in a total aggregate principal amount of $1,100,000 and warrants to purchase 330,000 shares of our common stock.

In December 2014, we entered into a securities purchase agreement with certain investors for the sale of shares of our common stock and warrants to purchase shares of our common stock in a private placement offering. In the offering, we sold to the investors 15,812,808 shares of common stock, together with warrants to purchase 6,325,125 shares of common stock, for aggregate gross proceeds of $10.2 million. The warrants were fully vested and exercisable upon issuance, have a term of five years from the date of issuance and have an exercise price of $0.858 per share. One of our non-employee directors, Maria Sainz, and a beneficial owner of more than five percent of our common stock, Bruce C. Conway, invested $1,015,500 in the offering and acquired, in the aggregate, 1,578,088 shares of our common stock and warrants to purchase 631,236 shares of our common stock.

In connection with our December 2014 financing, we entered into derivative restriction agreements with each of our directors and executive officers. Under the derivative restriction agreements, each director and executive officer is prohibited from exercising his or her outstanding options and warrants for shares of our common stock until our certificate of incorporation has been amended to provide a number of authorized shares sufficient to permit us to reserve shares of our common stock for exercise of such options and warrants. Derivative restriction agreements were entered into with respect to 9,141,250 shares underlying outstanding options and warrants held by our directors and executive officers. The purpose of the derivative restriction agreements was to ensure a sufficient number of authorized, unissued and unreserved shares of common stock to enable us to consummate the December 2014 financing.

In addition to the disclosure above, the terms of the Key Personnel Incentive Plan, which is more fully described in the section entitled “Benefit Plans—Key Personnel Incentive Plan,” is incorporated and restated herein.

Indemnification Agreements

In addition to the indemnification provided for in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and officers. There is no pending litigation or proceeding involving any of our directors or officers to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 1, 2015 regarding the beneficial ownership of our common stock by:

●	each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

Percentage ownership calculations for beneficial ownership are based on 74,880,011 shares outstanding as of April 1, 2015. Except as otherwise indicated below, the address of each beneficial owner of our common stock is c/o MRI Interventions, Inc., 5 Musick, Irvine, California 92618.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of April 1, 2015. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Beneficial Ownership
Beneficial Owner	Number of Shares		% of Total
5% Stockholders
Bruce C. Conway	7,011,484	(1)	9.2%
5403 Drane Dr. Dallas, TX 75209

Directors and Named Executive Officers
Pascal E.R. Girin	11,094		*
Francis P. Grillo	-		-
Kimble L. Jenkins	2,372,469	(2)	3.1
Charles E. Koob	689,128	(3)	*
Robert C. Korn	233,334	(4)	*
Philip A. Pizzo	79,587	(5)	*
Timothy T. Richards	33,066	(6)	*
Andrew K. Rooke	6,805,081	(7)	8.9
Maria Sainz	61,085	(8)	*
John N. Spencer, Jr.	243,938	(9)	*
All directors and executive officers as group (15 persons)	13,485,305	(10)	16.7

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)

Based on a Schedule 13D/A filed by Mr. Conway with the SEC on January 14, 2015. Includes 35,000 shares jointly held with his spouse, 427,500 shares held solely by his spouse, 971,912 shares that Mr. Conway has the right to acquire through the exercise of warrants, 45,000 shares that Mr. Conway has the right to acquire through the exercise of options and 1,795,000 shares in the aggregate owned by the Alden M. Conway Trust, the Chase T. Conway Trust, the Merritt Elizabeth Conway Trust, the Edna N. Conway Irrevocable Trust FBO Alden M. Conway, the Edna N. Conway Irrevocable Trust FBO Chase T. Conway, the Edna N. Conway Irrevocable Trust FBO Merritt Elizabeth Conway and the Conway Family GST Trust. Mr. Conway is the trustee of each of the aforementioned trusts and has voting and investment power of each trust’s shares, which are held in trust for the benefit of members of his family. Also includes 70,000 shares owned by the BCC Life Insurance Trust, which shares are held in trust for the benefit of Mr. Conway’s children. A third party serves as trustee for such trust.

(2)	Includes 1,370,500 shares that Mr. Jenkins has the right to acquire through the exercise of options.
(3)	Includes 20,000 shares held jointly with his spouse and 123,750 shares that Mr. Koob has the right to acquire through the exercise of options.
(4)	Includes 233,334 shares that Mr. Korn has the right to acquire through the exercise of options.
(5)	Includes 50,000 shares that Dr. Pizzo has the right to acquire through the exercise of options.
(6)	Includes 15,000 shares that Mr. Richards has the right to acquire through the exercise of options.
(7)

Includes 500,000 shares owned by Payne Partners, LLC, 340,102 shares owned by Withington Foundation, 2,058,207 shares owned by Rooke Fiduciary Management, 1,000,000 shares that Mr. Rooke has the right to acquire through the exercise of warrants, 65,000 shares that Mr. Rooke has the right to acquire through the exercise of options and 300,000 shares that the Robert L. and Alice W. Rooke Trust, for which Mr. Rooke serves as trustee, has the right to acquire through the exercise of warrants. Mr. Rooke has voting and investment power over the shares owned by Payne Partners, LLC, Withington Foundation and Rooke Fiduciary Management, as well as any shares acquired by the Robert L. and Alice W. Rooke Trust through the exercise of warrants. Also includes 1,577,832 shares owned by 12 trusts established for the benefit of Mr. Rooke and his family members. Mr. Rooke is the trustee of each of those trusts and he has voting and investment power of each trust’s shares.

(8)	Includes 9,324 shares that Ms. Sainz has the right to acquire through the exercise of warrants, and 15,000 shares that Ms. Sainz has the right to acquire through the exercise of options.
(9)

Includes 94,197 shares jointly held with his spouse, 7,500 shares held in his daughter’s IRA, 9,991 shares that Mr. Spencer and his spouse have the right to acquire through the exercise of warrants, and 115,000 shares that Mr. Spencer has the right to acquire through the exercise of options.

(10)

Includes 2,898,309 shares owned by entities controlled by a director, 1,577,832 shares owned by trusts, 5,695,567 shares issuable upon the exercise of options and warrants held by directors and executive officers, and 300,000 shares issuable upon the exercise of warrants held by a trust. In the fourth quarter of 2014, our directors and executive officers serving at that time entered into derivative restriction agreements, pursuant to which such individuals agreed not to exercise their outstanding options and warrants for shares of our common stock until our Amended and Restated Certificate of Incorporation has been amended to sufficiently increase our authorized shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and the beneficial owners of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required by SEC rules to furnish us with copies of these reports. With respect to the period from January 1, 2014 through December 31, 2014, we are not aware of any required Section 16(a) reports that were not filed on a timely basis.

Copies of the insider trading reports can be found at our corporate website at www.mriinterventions.com, on the “Investors” page, under the category “SEC Filings.” The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Stockholder proposals for 2016 annual meeting

Our annual meeting of stockholders generally is held in June of each year. If you wish to submit a proposal to be included in our Proxy Statement for our 2016 Annual Meeting of Stockholders, proposals must be submitted by eligible stockholders who have complied with the relevant rules of the SEC and must be received at our principal executive office no later than December 24, 2015. However, if our 2016 Annual Meeting of Stockholders is not held between May 5, 2016 and July 4, 2016, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. Stockholder proposals should be delivered to our corporate Secretary at MRI Interventions, Inc., 5 Musick, Irvine, California 92618.

Pursuant to our bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our corporate Secretary. To be timely for the 2016 Annual Meeting of Stockholders, you must notify our corporate Secretary, in writing, not later than the close of business on January 24, 2016, nor earlier than the close of business on December 25, 2015. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2016 Annual Meeting of Stockholders between May 5, 2016 and July 4, 2016. A stockholder’s notice to our corporate Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2016 Annual Meeting. In the event a stockholder proposal intended to be presented for action at the 2016 Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by our Board in connection with the 2016 Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the Proxy Statement for the 2016 Annual Meeting.

Annual Report and Financial Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014 and a list of all its exhibits will be supplied without charge to any stockholder upon written request sent to our principal executive office: MRI Interventions, Inc., Attn: Investor Relations, 5 Musick, Irvine, California 92618. Exhibits to the Annual Report on Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov, or at our website at www.mriinterventions.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Other Business

Our Board, at the time of the preparation of this Proxy Statement, knows of no matters other than those discussed in this Proxy Statement which will be presented at the 2015 Annual Meeting of Stockholders. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

BY ORDER OF THE BOARD,

Oscar L. Thomas
Vice President, Business Affairs and Secretary

Irvine, California

April 17, 2015

APPENDIX A

certificate of amendment
to
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MRI INTERVENTIONS, inc.

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

MRI INTERVENTIONS, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is MRI Interventions, Inc.

SECOND: That the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. is amended by deleting Section A of Article IV thereof and substituting the following in its place:

A.     Authorized Stock. The total number of shares which the Corporation shall have authority to issue is Two Hundred Twenty Five Million (225,000,000), consisting of Two Hundred Million (200,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), and Twenty Five Million (25,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

THIRD: That this amendment to the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. has been duly adopted in accordance with Section 242 of the DGCL.

In Witness Whereof, MRI Interventions, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer on this ____ day of __________, 2015.

MRI INTERVENTIONS, INC.

By:

      Francis P. Grillo

      Chief Executive Officer

A-1

APPENDIX B

MRI Interventions, Inc.

Amended and Restated 2013 Incentive Compensation Plan

WHEREAS, the 2013 Incentive Compensation Plan originally was adopted by our Board of Directors and approved by the stockholders on June 13, 2013; and

WHEREAS, it is now desired to amend and restate the 2013 Incentive Compensation Plan in its entirety to increase by an additional 5,000,000 shares the number of shares of our common stock, par value $0.01 per share, available for awards under the plan, and to reflect certain administrative changes.

1.     Purpose of the Plan. The purpose of the Amended and Restated 2013 Incentive Compensation Plan (the “Plan”) is to aid MRI Interventions, Inc., a Delaware corporation (the “Company”), and its Affiliates (defined below) in recruiting and retaining key employees, directors, consultants and other service providers of outstanding ability and to motivate such employees, directors, consultants and other service providers to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards (defined below). The Company expects that it will benefit from the added interest which such key employees, directors, consultants and other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.     Definitions. The following capitalized terms used in the Plan have the respective meanings set forth in this Section 2:

“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

“Affiliate” means with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

“Award” means an Option, Stock Appreciation Right, cash bonus, or Other Stock-Based Award granted pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Change of Control” means the occurrence with respect to the Company of any of the following events: (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; (iii) a change in the ownership of a substantial portion of the assets of the Company.

For purposes of this definition, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

An event constitutes a Change of Control with respect to a Participant only if the Participant performs services for the Company, or the Participant’s relationship to the Company otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

The determination as to the occurrence of a Change of Control shall be based on objective facts and in accordance with the requirements of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Committee” means the Compensation Committee of the Board (or a subcommittee thereof as provided under Section 4), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

“Company” has the meaning set forth in Section 1.

“Covered Employee” means an individual who is, with respect to the Company, an individual defined in Section 162(m)(3) of the Code, or any successor provision thereto.

“Disability” means Disability as defined for purposes of Section 409A of the Code. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

“Effective Date” means March 5, 2013.

“Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s service as a consultant or other service provider, if the Participant is a consultant or other service provider to the Company or its Affiliates, and (iii) a Participant’s service as an non-employee director, if the Participant is a non-employee member of the Board.

“Fair Market Value” means, as of a given date, (i) if the Shares are listed or admitted to trading on a national securities exchange on such date, the closing price per Share for the regular market session on such date on the principal securities exchange on which the Shares are listed or admitted to trading, or (ii) if the Shares are not listed or admitted to trading on a national securities exchange, the average of the per Share closing bid price and per Share closing asked price on such date as reported on a quotation system, or (iii) in the absence of a market for the Shares of the type described in the foregoing clauses (i) or (ii), the value established by the Committee in good faith pursuant to the reasonable application of a reasonable valuation method under Treasury Regulation Section 1.409A-1(b)(5)(iv)(B). With respect to clause (i) above, if no sale of Shares shall have been reported on such principal securities exchange on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used. With respect to clause (ii) above, if no closing bid and asked prices shall have been reported on such date, then the immediately preceding date on which such prices have been reported shall be used.

“ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

“Option” means a stock option granted pursuant to Section 6 of the Plan.

“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

“Other Stock-Based Awards” means Awards granted pursuant to Section 8 of the Plan.

“Participant” means an employee, director, consultant or other service provider of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

“Performance-Based Awards” means certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

“Permitted Holders” means, as of the date of determination, any and all of an employee benefit plan (or trust forming a part thereof) maintained by (i) the Company, or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

“Plan” has the meaning set forth in Section 1.

“Qualified Performance-Based Award” means (i) any Option or Stock Appreciation Right granted under Section 10 of the Plan, or (ii) any other Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures as set forth in Section 10.

“Qualified Performance Measures” means one or more of the performance measures listed in Section 10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

“Shares” means shares of common stock of the Company.

“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7 of the Plan.

“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.     Shares Subject to the Plan. Subject to Section 11 of the Plan, the total number of Shares which may be issued under the Plan is 6,250,000 and the maximum number of Shares for which ISOs may be granted is 6,250,000. Notwithstanding any other provision of the Plan to the contrary, subject to Section 11 of the Plan, a non-employee director may not be granted Awards covering more than 100,000 Shares in any calendar year. The Shares may consist, in whole or in part, of unissued Shares, treasury Shares or Shares reacquired by the Company in any manner. Shares subject to Awards that are cancelled, forfeited, or expire prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.     Administration. The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or advisable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company, any of its Affiliates or any of their respective predecessors, or any entity acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee shall require payment of any minimum amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, vesting or grant of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such minimum withholding taxes by (i) delivery in Shares, or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable minimum withholding taxes.

5.     Limitations. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.     Terms and Conditions of Options. Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)     Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in assumption or substitution of previously granted awards, as described in Section 4; provided that such assumption or substitution is described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D)).

(b)     Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. Each Award agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award agreements, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(c)     Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company to the extent permitted by law, (i) in cash or its equivalent (e.g., by personal check) at the time the Option is exercised, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in Shares (as described in (ii) above), (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (v) to the extent the Committee shall approve in the Award agreement or otherwise, through “net settlement” in Shares. In the case of a “net settlement” of an Option, the Company will not require a cash payment of the Option Price of the Option set forth in the Award agreement, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Price set forth in the Award agreement. With respect to any remaining balance of the aggregate Option Price, the Company shall accept a cash payment. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)     ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)     Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.     Terms and Conditions of Stock Appreciation Rights.

(a)     Grants. The Committee may also grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)     Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of a Stock Appreciation Right granted in assumption or substitution of previously granted awards, as described in Section 4; provided that such assumption or substitution is described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D)); provided, however, that, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date on which a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), as set forth in the Award agreement or as otherwise permitted by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)     Limitations. The Committee may impose, in its sole discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8.     Other Stock Based Awards.

(a)     Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)     Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (“Performance-Based Awards”). The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify. In connection with such certification, the Committee, or its delegate, may decide that the amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula; provided that the Committee shall have the authority to waive any applicable performance goals. In the event the applicable performance goals are not waived by the Committee, payment of a Performance-Based Award will occur only after certification and will be made as determined by the Committee in its sole discretion after the end of the applicable performance period.

9.     Plan Cash Bonuses. While cash bonuses may be granted at any time outside this Plan, cash awards may also be granted in addition to other Awards granted under the Plan and in addition to cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom cash bonuses under the Plan shall be granted and the amount, terms and conditions of those cash bonuses. Notwithstanding anything to the contrary in this Plan, no Covered Employee shall be eligible to receive a cash bonus granted under the Plan in excess of the Section 162(m) Exemption in any fiscal year, no cash bonus shall be granted pursuant to this Plan to any Covered Employee unless the cash bonus constitutes a Qualified Performance-Based Award, and no cash bonus awarded pursuant to the Plan shall be paid later than 2 ½ months after the end of the calendar year in which such bonus was earned.

10.     Performance Goals for Certain Section 162(m) Awards.

(a)     162(m) Exemption. This Plan shall be operated to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption. The maximum number of Shares in respect of which Qualified Performance-Based Awards may be granted under Section 10 of the Plan to any one Covered Employee in any one calendar year is 750,000, and the maximum amount of all Qualified Performance-Based Awards that are settled in cash and that may be granted under Section 10 of the Plan to any one Covered Employee in any one calendar year is $5,000,000.

(b)     Qualified Performance-Based Awards. When granting any Award other than Options or Stock Appreciation Rights, the Committee may designate the Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to that Award, and the Committee wishes the Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for the Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Measures, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Company or a Subsidiary: (i) return on capital, equity, or assets (including economic value created); (ii) productivity or operating efficiencies; (iii) cost improvements; (iv) cash flow; (v) sales revenue growth; (vi) net income, earnings per share, or earnings from operations; (vii) quality; (viii) customer satisfaction; (ix) comparable site sales; (x) stock price or total stockholder return; (xi) EBITDA or EBITDAR; (xii) after-tax operating income; (xiii) book value per Share; (xiv) debt reduction; (xv) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or (xvi) any combination of the foregoing.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company or any Subsidiary and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or common stock outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 10(b) to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company's fiscal year.. Measurement of the Company’s performance against the goals established by the Committee shall be objectively determinable, and to the extent goals are expressed in standard accounting terms, performance shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in those principles after that date.

(c)     Performance Goal Conditions. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Measures, together with the satisfaction of any other conditions, such as continued employment, the Committee may determine to be appropriate; however, the Committee may provide, either in connection with the grant of an Award or by later amendment, that achievement of the performance goals will be waived upon the death or Disability of the Participant. To the extent necessary to comply with the Section 162(m) Exemption, with respect to grants of Qualified Performance-Based Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts which may be earned for such performance period, and (iii) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Employee for such performance period.

(d)     Certification of Goal Achievement. Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned upon the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. In determining the amount earned by a Covered Employee for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period. Except as specifically provided in Section 10(c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Measures or to increase the amount payable under, or the value of, the Award, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.     Adjustments upon Certain Events. Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)     Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to stockholders of Shares (other than regular cash dividends) or any similar event, the Committee without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 18), as to the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 of the Plan or pursuant to outstanding Awards; provided that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made.

(b)     Change of Control. In the event of a Change of Control (or similar corporate transaction, whether or not including any Permitted Holder) after the Effective Date, the Committee may (subject to Section 18), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (ii) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, or (iv) provide that for a period of at least 10 days prior to the Change of Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change of Control, such Options shall terminate and be of no further force or effect. For the avoidance of doubt, pursuant to (ii) above, the Committee may cancel Options and Stock Appreciation Rights for no consideration if the value of the consideration to be paid in the Change of Control transaction for a Share is less than or equal to the Option Price of such Option or exercise price of such Stock Appreciation Right.

12.     No Right to Employment or Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the Employment of a Participant and shall not lessen or affect the Company’s or any of its Affiliates’ right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.     Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and the Participants, including, without limitation, the estate of each such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or any other representative of the Participant’s creditors.

14.     Nontransferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

15.     Amendments or Termination. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 11 of the Plan) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, or (b) without the consent of a Participant, would materially adversely impair any of the rights under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or any Participant).

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

16.     Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

17.     Effectiveness of Plan. The Plan shall be effective as of the Effective Date, subject to the approval of the Company’s stockholders.

18.     Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any payment or delivery of Shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of Shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any payment and/or delivery of Shares in respect of any Award subject to Section 409A of the Code that is linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its Affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. The Company shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 18.

19.     Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

MRI INTERVENTIONS, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 3, 2015.

INTERNET/MOBILE – www.cstproxyvote.com/vsecorp/2015
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. Election of Directors

NOMINEES:
(01) Pascal E.R. Girin
(02) Francis P. Grillo
(03) Kimble L. Jenkins
(04) Charles E. Koob
(05) Philip A. Pizzo
(06) Timothy T. Richards
(07) Andrew K. Rooke
(08) Maria Sainz
(09) John N. Spencer, Jr.

FOR ☐ WITHHOLD AUTHORITY ☐

(Instruction: To withhold authority to vote for any individual nominee, mark an X in "FOR" and strike a line through that nominee's name in the list above)

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Approval of MRI Interventions' Amended and Restated 2013 Incentive Compensation Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NINE NOMINEES TO THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3 AND 4.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2015.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The Notice, Proxy Statement and Annual Report on Form 10-K are available at http://www.cstproxy.com/mriinterventions/2015

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MRI Interventions, Inc.

ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, JUNE 4, 2015, 9:00 A.M. PACIFIC TIME

The undersigned appoints Francis P. Grillo and Wendelin C. Maners, and each of them, as proxies, with the power to appoint his or her substitute, and authorizes each of them to represent and vote all of the shares of common stock of MRI Interventions, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of MRI Interventions, Inc. to be held at the Fairmont Newport Beach, 4500 MacArthur Blvd., Newport Beach, California 92660, on June 4, 2015 at 9:00 a.m. Pacific Time, and at any and all adjournments, continuations, and postponements thereof, with all powers the undersigned would possess if personally present, upon and in respect of the matters designated on the reverse hereof and in accordance with the following instructions.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NINE NOMINEES TO THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3 AND 4. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)